As filed with the Securities and Exchange Commission on  April 4, 2017

Registration No. 333-21492

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

Amendment No. 1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Wellspring Aerospace International, Inc.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

3720

(Primary Standard Industrial Classification Code Number)

81-2821716

(IRS Employer Identification No.)

3933 Clayton Road West, Fort Worth, Texas, 76116

Telephone 817-480-9865

(Address and telephone number of registrant’s principal executive offices)

Kevin B. Williams, Chief Executive Officer

3933 Clayton Road West,

Fort Worth, Texas, 76116

Telephone 817-480-9865

(Name, address and telephone number of agent for service)

Copies of all communications to:

Michael J. Morrison, Chtd.

1495 Ridgeview Dr. Ste. 220

Reno NV 89519-6334

Telephone (775) 827-6300

Fax (775) 562-4727

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated filer ☐	Accelerated Filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price per share (2)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration fee (1)
Common Stock, par value $0.001 to be sold by the Company	4,000,000	$.50	$2,000,000	$ 231.80
Total	4,000,000	$.50	$2,000,000	$ 231.80

_________________

(1)	Registration Fee has been paid via Fedwire.
(2)	This is the initial offering and no current trading market exists for our common stock.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of the Securities Act of 1933.

There is no current market for the securities. In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the securities and exchange commission, acting pursuant to such Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION Dated _______, 2017

Prospectus

WELLSPRING AEROSPACE INTERNATIONAL, INC.

4,000,000 Shares of Common Stock

$0.50 per share

1,000,000 Shares Minimum – 4,000,000 Shares Maximum)

This is the initial offering of shares of Common Stock (the "Shares") of Wellspring Aerospace International, Inc. (the “Company”) and no public market exists for the Shares being offered. The Company is offering a minimum of 1,000,000 and a maximum of 4,000,000 Shares on a “self-underwritten”, “best efforts” basis at a price of $.50 per Share. No Shares will be sold in this Offering unless we sell at least the 1,000,000 share minimum amount. If $500,000 in subscriptions for the Shares (the “Minimum Offering”) is not received by Branch Banking and Trust Company (“Escrow Agent”), on or before March 6, 2017. (“Minimum Offering Period”, which Period may be extended by the Company, in its sole discretion, for an additional 90 days), all funds will be returned to subscribers without deduction or interest. Under the agreement between the Company and the Escrow Agent, subscribers have no right to a return of their funds during the Minimum Offering Period, and the Company has no right to receive any funds until $500,000 is deposited with the Escrow Agent. If the Minimum Offering amount is received by the Escrow Agent on or before March 6, 2017, the (“Minimum Offering Period”), the Escrow Agent will deliver the funds to the Company. After the Minimum Offering is delivered to the Company, all additional funds received by the Escrow Agent by the earlier of March 6, 2017, the expiration of the Minimum Offering Period (which date may be extended in our sole discretion for an additional 90 days) or the date when all shares have been sold, will be delivered to the Company.

This offering is being conducted on a self-underwritten basis by the Company's officers and directors, who will not receive any commissions or proceeds from this offering. The Company expects to have the Shares, approved for quotation on the OTCQB. However, there can be no assurance that the Shares will be quoted on the OTCQB or on any other quotation service or securities exchange.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and as such, may elect to comply with certain reduced public company reporting requirements for future filings.

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment. We have not authorized anyone to provide you with different information.

The Company is a development stage company with no revenues. Since the Company's inception, the Company’s activities have been limited to raising funds and preparing to pursue our business plan in anticipation of receiving funds of this offering. From inception, the Company has had losses from operations and our auditors have raised questions about our ability to continue as a going concern. Any investment in the Shares offered herein involves a high degree of risk. One should purchase shares only if one can afford a complete loss of one’s investment.

Due to the fact that this offering is a best efforts offering (as to a minimum of $500,000), we may not receive any proceeds from this offering.

We are an “emerging growth company” as defined under the federal securities laws and, as such, may elect to comply with certain reduced public company reporting requirements for future filings.

NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES DIVISION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR PASSED UPON THE ACCURACY OR ADEQUACY OF THE DISCLOSURES IN THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

These are speculative securities. Investing in our shares involves significant risks. You should purchase these securities only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page 6.

BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS AND, PARTICULARLY, THE RISK FACTORS SECTION, BEGINNING ON PAGE 6.

			Underwriting
	Number of	Price to	discount and	Proceeds to
	Shares	Public	commissions (1)	issuer (2)
Per share		$.50	$0.00	$.50
Total Minimum	1,000,000	$500,000	$0.00	$500,000
Total Maximum	4,000,000	$2,000,000	$0.00	$2,000,000

______________________

(1)	We do not intend to use commissioned sales agents or underwriters.
(2)	Does not include offering expenses, estimated to be $100,000.

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WELLSPRING AEROSPACE INTERNATIONAL, INC.

PROSPECTUS SUMMARY

You should read the following summary together with the more detailed business information, financial statements and related notes that appear elsewhere in this prospectus. In this prospectus, unless the context otherwise denotes, references to "we," "us," "our," the “Company”, and “Wellspring Aerospace” refer to Wellspring Aerospace International, Inc.

FORWARD LOOKING STATEMENTS

This Prospectus contains projections and statements relating to the Company that constitute “forward-looking statements.” These forward-looking statements may be identified by the use of predictive, future-tense or forward-looking terminology, such as “intends,” “believes,” “anticipates,” “expects,” “estimates,” “may,” “will,” “might,” “outlook,” “could,” “would,” “pursue,” “target,” “project,” “plan,” “seek,” “should,” “assume,” or similar terms or the negatives thereof. Such statements speak only as of the date of such statement, and the Company undertakes no ongoing obligation to update such statements. These statements appear in a number of places in this Prospectus and include statements regarding the intent, belief or current expectations of the Company, and its respective directors, officers or advisors with respect to, among other things:

•	trends affecting the Company’s financial condition, results of operations or future prospects
•	the Company’s business and growth strategies
•	the Company’s financing plans and forecasts
•	the factors that we expect to contribute to our success and the Company’s ability to be successful in the future
•	the Company’s business model and strategy for realizing positive results if and losses in election when sales begin
•	competition, including the Company’s ability to respond to such competition and its expectations regarding continued competition in the market in which the Company competes;
•	expenses
•	the Company’s expectations with respect to continued disruptions in the global capital markets and reduced levels of consumer spending and the impact of these trends on its financial results
•	the Company’s ability to meet its projected operating expenditures and the costs associated with development of new projects
•	the Company’s ability to pay dividends or to pay any specific rate of dividends, if declared
•	the impact of new accounting pronouncements on its financial statements
•	that the Company’s cash will be sufficient to meet its projected operating expenditures for the next twelve months
•	the Company’s market risk exposure and efforts to minimize risk
•	development opportunities and its ability to successfully take advantage of such opportunities
•	regulations, including anticipated taxes, tax credits or tax refunds expected
•	the outcome of various tax audits and assessments, including appeals thereof, timing of resolution of such audits, the Company’s estimates as to the amount of taxes that will ultimately be owed and the impact of these audits on the Company’s financial statements
•	the Company’s overall outlook including all statements under Management’s Discussion and Analysis or Plan of Operation
•	that estimates and assumptions made in the preparation of financial statements in conformity with US GAAP may differ from actual results and
•	expectations, plans, beliefs, hopes or intentions regarding the future.

Potential investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties, and that, should conditions change or should any one or more of the risks or uncertainties materialize or should any of the underlying assumptions of the Company prove incorrect, actual results may differ materially from those projected in the forward-looking statements as a result of various factors, some of which are unknown. The factors that could adversely affect the actual results and performance of the Company include, without limitation:

•	the Company’s inability to raise additional funds to support operation if and when required;
•	the Company’s inability to effectively manage its growth;
•	the Company’s inability to achieve greater and broader market acceptance in existing and new aircraft and freight transportation market segments;
•	the Company’s inability to successfully compete against existing and future competitors;
•	the effects of intense competition that exists in our industry;
•	the economic downturn and its effect on consumer spending;

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•	the risk that negative industry or economic trends, reduced estimates of future cash flows, disruptions to our business or lack of growth in our business, may result in significant write-downs or impairments in future periods;
•	the effects of events adversely impacting the economy or the effects of the current economic recession, war, terrorist or similar activity or disasters;
•	our inability to obtain financing on favorable terms, if required, to manufacture aircraft as currently contemplated or to fund the operations and growth of our business;
•	the economic condition of the global airline freight industry;
•	decreases in the overall demand for commercial aircraft;
•	impaired financial condition and liquidity of our manufacturers and suppliers with whom we may contract and upon whom we rely for the proposed manufacturer of our aircraft;
•	the ability of our anticipated aircraft purchasers to make payments to us, if, as and when required;
•	our inability to make anticipated sales of our proposed aircraft on favorable or expected terms;
•	our ability to successfully negotiate aircraft sales, to collect anticipated outstanding amounts due and to control costs and expenses;
•	competitive pressures within the airline freight industry;
•	regulatory changes affecting commercial aircraft operators, aircraft maintenance, engine standards, accounting standards and taxes;
•	potential epidemic diseases, natural disasters and similar events and the amount of our insurance coverage, if any, relating thereto; and
•	financial community perceptions of our Company and the effect of economic, credit and capital market conditions on the economy, and other factors described elsewhere in the Prospectus, or other reasons.

Potential investors are urged to carefully consider such factors. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements and the “Risk Factors” described herein.

Actual results may vary from those expected. Undue reliance should not be placed on any forward-looking statements, which are appropriate only for the date made. We do not plan to subsequently revise these forward-looking statements to reflect current circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

MARKET AND INDUSTRY DATA

This prospectus contains estimates and projections regarding market and industry data that were obtained from our own internal estimates and research, as well as third-party sources, such as market research, consultant surveys, publicly available information and industry publications and surveys, as well as our discussions with aircraft industry consultants and professionals. Although we believe that these third-party sources are reliable, we cannot provide any assurance regarding the accuracy or completeness of this information, and we have not independently verified this information. Similarly, internal Company estimates and research, including estimates of future performance, while believed by us to be reliable, have not been verified by any independent sources, and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus. Additionally, estimates of future performance reflect various assumptions made by us that may or may not prove accurate, as well as the exercise of a substantial degree of judgment by management as to the scope and presentation of such information. No representations or warranties are made as to the accuracy of such statements or estimates of anticipated performance. Actual results achieved during projection periods may differ substantially from those projected.

History and Business Plan

The Company was incorporated under the laws of the State of Nevada on June 2, 2016. We are a Development Stage Company that has a very short history and has not engaged in any business operations. We need the proceeds of this Offering to commence executing our business plan. Since our assets consist solely of cash and prepaid expenses, and we have not engaged in business operations and need the proceeds of this offering to commence executing our business plan, we are deemed a “shell company”, as defined by Rule 405 under the Securities Act of 1933. The Company plans to design, engineer and manufacture a turboprop cargo aircraft, which the Company has designated as the "CA-6". The CA-6 is planned to incorporate a mission-specific design that we intend to be a high-efficiency purpose built freighter. We plan to engage independent, third-party engineering and consulting firms to engineer and design our proposed CA-6 twin engine turboprop aircraft. There is no assurance that we will be successful in achieving our intended results. We will seek to have our independent, third-party engineers and designers design the aircraft to facilitate faster loading and unloading times by accommodating standard wide body shipping containers received from freighters. We will also seek to design the CA-6 to be a cost effective method of transporting containerized freight in the 200 to 800 nautical mile range. There is no assurance that we will be successful in achieving our intended results.

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Wellspring currently owns no aviation -related assets. Furthermore, the Company has no agreements or arrangements with subcontractors for the engineering, design or manufacturing of the proposed CA-6 aircraft. In the event the Company is successful in raising the minimum amount of $500,000 in this offering, it intends to seek competent and qualified engineers, consultants and aircraft industry professionals (“aircraft industry professionals”) to engage on an independent contractor basis to perform and execute upon the Company’s business plan to design, engineer and, eventually, manufacture the planned CA-6 aircraft.

Wellsprings’ current management team, consisting of two individuals, Kevin Williams and Edward Eaton, have no experience in the aviation or aerospace industry and are relying on their experience as businessmen and entrepreneurs to pursue their plan to engage in the engineering, design and manufacturing of an aircraft which they believe fills what they believe is a need and the aviation freight industry.

The Company estimates that it must obtain equity and or debt financing of $150 Million to execute its business plans, as set forth above. There can be no assurance that the Company will be able to secure any or all such financing. Further, if such financing is not obtained by the Company, the Company will have to interrupt its business plans and may have to cease its business operations until such time, if at all, financing becomes available. The Company has made no plans or arrangements to obtain any financing beyond the amount being raised in this offering, and even if it is able to use the proceeds of this offering to achieve its business plans and obtain a design and engineering plans, as well as well as wind tunnel testing of a model of the proposed CA-6, it will still need to obtain substantial funding in the approximate amount of the $150 million to pursue its business plans. There is no assurance it will be able to do so.

The administrative office of the Company is located at 3933 Clayton Road West, Fort Worth, Texas, 76116, at offices provided by Kevin B. Williams, the Company's Chief Executive Officer. The Company plans to use this office space until it requires larger space. The Company’s fiscal year end is September 30. The Company has not been subject to any bankruptcy, receivership or similar proceeding.

The Offering

Following is a brief summary of this offering. Please see the “Plan of Distribution” section for a more detailed description of the terms of the offering.

Securities Being Offered by the Company:	Up to a maximum of 4,000,000 Shares of common stock, par value $.001 per share, on a best-efforts basis

Offering Price per Share:	$0.50

Offering Period:	The Shares being sold by the Company are being offered for a period of 90 days from the date of this Prospectus, unless extended by the Board of Directors for an additional 90 days.

Best Efforts Offering	We are selling our shares in this offering on a best efforts basis, and, accordingly, there is a possibility that we may not be able to sell the 1,000,000 Share minimum amount.

Net Proceeds to the Company:
Minimum Offering	$ 400,000
Maximum Offering	$ 1,900,000

Use of Proceeds:	The use of proceeds from offering will be used to fund four key areas: (i) hiring a third-party engineering, design and consulting firm to prepare the CA-6 for aircraft wind tunnel testing and certification; (ii) conducting marketing activities for potential purchasers and end-users of the CA-6 ; (iii) pursuing additional funding; and (iv) continuing other development activities related to the aircraft

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Number of Shares Outstanding Before the Offering	14,000,000

Number of Shares Outstanding after the Offering
If Minimum is sold:	15,000,000
If Maximum is sold	18,000,000

Escrow Period	All subscription funds collected for subscriptions of Shares in this Offering will be held in a separate escrow bank account at Branch Banking and Trust Company, the Escrow Agent, pursuant to the terms and conditions of the Escrow Deposit Agreement, dated November 21, 2016, between the Company and the Escrow Agent, until at least the 1,000,000 Share minimum amount has been sold. If the 1,000,000 share minimum offering amount has not been sold by March 6, 2017, all subscription funds shall be returned to subscribers promptly without interest and/or deduction.

Proposed OTCQB Symbol	WSPR__WSAI__

Risk factors	Investing in our shares involves a high degree of risk. As an investor you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section of this Offering Circular.

Plan of Distribution	The Officers and Directors of the Company are making this offering.

Lack of Liquidity [No Public Market]	Our common stock is not currently quoted or traded on any securities exchange or automated quotation system. No application for such has yet been made. Thus, no assurance can be given that there will ever be an established public trading market for our common stock.

This summary does not contain all the information that should be considered before making an investment in our common stock. The entire prospectus should be read including the “Risk Factors” on page 6 and financial statements before deciding to invest in our common stock.

The Company officers, directors and control persons do not intend to purchase any shares in this offering.

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SELECTED FINANCIAL DATA

The following financial information summarizes the more complete historical financial information at the end of this prospectus. Total Expenses are composed of General and Administrative costs and Professional Fees.

The following table sets forth selected financial information, which should be read in conjunction with the information set forth in the “Management’s Discussion and Analysis of Operations” section and the accompanying financial statements and related notes included elsewhere in this Prospectus.

Summary of Financial Data

The financial information below should be read in conjunction with the financial statements found later in this Prospectus.

As of March 31, 2017
Balance Sheet
Total Assets	$1,398
Total Liabilities	$95,500
Stockholder’s Equity	$(94,102)

For the Six Months Ended March 31, 2017
Statement of Operations
Revenue	$0
Cost of Goods Sold	$0
Total Operating Expenses	$(81,063)
Net Loss	$(81,063)

All “$” or “dollars” refer to the U.S. dollar unless otherwise specified. All financial statements refer to generally accepted accounting principles in the United States of America (“GAAP”) and are reported in U.S. dollars.

RISK FACTORS

Please consider the following risk factors before deciding to invest in our common stock.

An investment in these securities involves an exceptionally high degree of risk and is extremely speculative in nature. You should carefully consider the risk factors listed below, together with the information contained in this prospectus, any reports we file with the SEC and the documents referred to herein. Following are what is believed are all of the material risks involved if one decides to purchase shares in this offering.

The occurrence of any of the events or developments described below could harm our business, financial condition, results of operations and growth prospects. In such an event, the market price of our common shares could decline, and you may lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations.

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RISKS ASSOCIATED WITH OUR COMPANY:

We are an early stage company and have not yet generated any revenues

The Company has had no net income, only an 8-month operating history, and no revenues generated since its inception. There is no assurance that the Company will ever be profitable or generate sufficient revenue to pay dividends to the holders of the shares. The Company does not believe it will be able to generate revenues without successfully completing the certification of its proposed CA-6 aircraft, which involves substantial risk. As a result, the Company is dependent upon the proceeds of this Offering and additional fund raises to continue the CA-6 initial design and other operations. Even if the Company is successful in this Offering, the Company’s proposed business will require significant additional capital infusions. Based on the Company’s current estimates, the Company will require approximately $150 Million in capital to fully implement its proposed business plan. We are currently only seeking to raise a minimum of $500,000 and a maximum of $2,000,000. If planned operating levels are changed, higher operating costs encountered, lower sales revenue received, more time is needed to implement the plan, or less funding received from any potential, yet-identified potential funding sources, more funds than currently anticipated may be required. Additional difficulties may be encountered during this stage of development, such as unanticipated problems relating to planning, engineering, design, development, testing, and initial and continuing regulatory compliance, vendor manufacturing costs, pre- production and assembly, and the competitive and regulatory environments in which the Company intends to operate. If additional capital is not available as and when required, if at all, or is not available on acceptable terms, the Company may be forced to modify or abandon its business plan.

Our independent auditors have expressed substantial doubt about our ability to continue as a going concern.

We incurred a net loss of $81,063 for the six months ended March 31, 2017. Because we are yet to even commence operations, must less have any revenues or profits, in their report on our financial statements for period ended March 31, 2017, our independent auditors included an explanatory paragraph regarding their substantial doubt about our ability to continue as a going concern. We will continue to experience net operating losses in the foreseeable future. Our ability to continue as a going concern is subject to our ability to generate a profit and/or obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities, commencing, and then increasing sales, or obtaining loan from various individuals and financial institutions if, when or where possible. Our continued net operating losses increase the difficulty in meeting such goals and there can be no assurances that such methods will prove successful. Our financial statements contain additional note disclosures describing the management’s assessment of our ability to continue as a going concern.

The development period for the CA-6 will be lengthy

Even if it meets the development schedule, and we can obtain additional funding, none of which has yet been identified or arranged, the Company does not expect to deliver certified aircraft until 2022, at the earliest. As a result, the receipt of revenues is not anticipated until that time and may occur later than projected. The Company depends on receiving large amounts of capital and other financing to complete its development work, with no assurance that the Company will be successful in receiving additional capital, completing its development work, selling any aircraft or becoming profitable.

Developing new products and technologies entails significant risks and uncertainties

The Company is currently not engaged in any active operations related to its proposed business relating to the engineering and design of the proposed CA-6 aircraft. Delays or cost overruns in the development or certification of the CA-6 and failure of the product to meet its performance estimates could affect the Company’s financial performance. Delays and increased costs may be caused by unanticipated technological hurdles, changes to design or failure on the part of CA-6’s suppliers to deliver components as and when required.

Operations could be adversely affected by interruptions of production that are beyond the Company’s control

We intend to produce the CA-6 and its derivatives using systems, components and parts developed and manufactured by third-party suppliers. The Company’s proposed aircraft development and production could be affected by interruptions of production at such suppliers. Such suppliers may be subject to additional risks, such as financial problems that limit their ability to conduct their operations. If any of these third parties experience difficulties, of any nature or extent, it may have a direct negative impact on the Company.

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The Company will require Part 25 FAA certification

If and when we are able to produce a CA-6 Test Aircraft, certification by the Federal Aviation Administration will be required for the sale of the CA-6 in the civil or commercial market in the United States. The process to obtain such certification is expensive and time consuming and has inherent engineering risks. These include (but are not limited to) ground test risks such as structural strength and fatigue resistance, and structural flutter modes. Flight test risks include (but are not limited to) stability and handling over the desired center-of-gravity range, performance extremes (stalls, balked-landing climb, single-engine climb), and flutter control effectiveness (aircraft roll effectiveness, controllability, various control failure safety). Delays in FAA certification might result in our incurring increased costs in attempting to correct any issues causing such delays. Also, the impact of new or changed laws or regulations on the CA-6’s certification or the costs of complying with such laws and regulations cannot be predicted. Since we will not be permitted to deliver commercially produced aircraft to civilian customers until obtaining FAA certification, no significant revenues will be generated from such sales to fund operations prior to certification. There can be no assurance that we will be able to eventually produce a prototype CA-6 aircraft, and even if we do, there is no assurance that the CA-6 would be able to achieve FAA certification.

Competition that the Company faces is older existing cargo aircraft.

The key basis of comparison for freighter aircraft is how much it costs to transport a ton of freight one nautical mile or, cost per ton/mile. The CA-6, assuming it is designed, engineered and produced according to our existing plans, of which there can be no assurance, could be very competitive with the existing cargo aircraft in the 200 to 800 nm range due to its planned pure freighter design and planned fuel efficient turboprop engine.

Most of our current and potential competitors are well established and have longer operating histories, significantly greater financial and operational resources, and name recognition than we have. As a result, these competitors have greater credibility with both existing and potential customers. They also may be able to offer more competitive products and services and more aggressively promote and sell their products. Our competitors may also be able to support more aggressive pricing than we will be able to, which could adversely affect sales, cause us to decrease our prices to remain competitive, or otherwise reduce the overall gross profit earned on our products. In addition, our competitors may, in the period between now and 2022, be able to engineer and manufacture more efficient aircraft than the Company is able to produce. If one or more of these potential scenarios are realized, the Company may not be able to compete with the aircraft as we have currently planned to design, engineer and manufacture.

Key personnel

The Company will need to rely on several key, independent aviation experienced individuals to implement its business and operations, in addition to the services of Kevin B. Williams a Director and Chief Executive Officer. The Company has not yet identified or made any arrangements or agreements with any outside personnel, and there is no assurance they will be able to do so.

Potential conflicts of interest

Our two officers and directors are also engaged in other private business enterprises and will not be devoting full time to the business of the Company. Mr. Williams remains the CEO of Crosslands Energy, Inc., which is a holding company that solely collects royalties from property interests. Mr. Williams will devote approximately 95% of his time to the Company. Mr. Eaton continues to practice law on an active basis. Based on our proposed business activities and the status of our business, we do not feel that conflicts of interest arise from these commitments of our management. Mr. Eaton will devote approximately 10% of his time to the business of the Company.

The Company’s estimates of market demand may be inaccurate

The Company has preliminarily projected the anticipated market for the CA-6 based upon a variety of internal and external market data. The estimates may not be realized in fact. There can be no assurance that our estimates for the number of CA-6 aircraft that may be sold in the market will be as anticipated. In addition, the market data we used for our preliminary projection may not be valid or accurate. In the event that we have not accurately estimated the market size for and the number of CA-6 aircraft that could be sold, it could have a material adverse effect upon us, our results from operations, and an investment in the shares.

The Company will require some degree of intellectual property protection and may be subject to the intellectual property claims of others

We do not own any patents. Although the Company may apply for patents to protect its future anticipated CA-6 technology, the issuance of such patents dependent upon the analysis and determination of the US Patent and Trademark Office (USPTO). There is no guarantee that the Company will receive one or more patents for which it may apply. If one or more of such patents are issued and if a third party challenges the validity of a patent or makes a claim of infringement against the Company, the federal courts would determine whether we are entitled to patent protection. If we fail to successfully enforce our proprietary technology or otherwise maintain the proprietary nature of our intellectual property used in the CA-6 aircraft, our competitive position could suffer. Notwithstanding our efforts to protect our intellectual property, our competitors may independently develop similar or alternative technologies or products that are equal to or superior to the CA-6's anticipated technology without infringing on any of our intellectual property rights, or may design around our proprietary technologies. There is no guarantee that the USPTO will issue one or more patents to us or that any court will rule in our favor in the event of a dispute related to any of our intellectual property, assuming we develop any. In the absence of patent protection, it may be more difficult for us to achieve commercial production of the CA-6.

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The Company’s industry requires our attracting and retaining talented employees, and our inability to obtain and retain such talented employees could result in the loss of your investment.

Success in the aerospace industry does and will continue to require the acquisition and retention of highly talented and experienced individuals. Due to the current growth in the market segment targeted, such individuals and the talent and experience they possess is in high demand. There is no guarantee that we will be able, as and when necessary, based on our success in progress in our planned operations, to attract and maintain access to such individuals. If we fail to attract, motivate and retain talented personnel, our business, financial condition, and operating results may be materially and adversely impacted, which could result in the loss of your entire investment. At this time, our sole employee, Kevin Williams, has no experience in the aviation industry.

Speculative nature of our business could result in unpredictable results and a loss of your investment.

The aircraft manufacturing industry is extremely competitive and the commercial success of any product is often dependent on factors beyond our control, including but not limited to market acceptance of air cargo carriers. We may not have sufficient capital to successfully complete any of our planned project activities. We may also incur uninsured losses for liabilities which arise in the ordinary course of business in the manufacturing industry, assuming we have the ability and finances to engage in the manufacturing industry, of which there can be no assurance. In addition, there may be many losses which are unforeseen, including but not limited to possible trademark infringement, product liability, and employment liability.

Dependence on general economic conditions.

The success of the Company depends, to a large extent, on certain economic factors that are beyond its control. Factors such as general economic conditions, levels of unemployment, interest rates, tax rates at all levels of government, competition and other factors beyond the Company’s control may have an adverse effect on the Company’s ability to sell its products and to collect sums due and owing to it, assume we are successful in pursuing our plans to manufacture the CA-6.

The Company will depend on a limited number of suppliers; cost and availability of raw materials.

The Company anticipates that, in the event it is successful in its plans to raise necessary capital, and design engineer and commence manufacturing the proposed CA-6 aircraft, of which there can be no assurance, it must rely upon a limited number of suppliers for component parts used to manufacture the Company’s proposed product, including, but not limited to, providers of specialized aircraft parts and other suppliers to manufacture our product. The Company’s success will depend, in part, upon our ability to successfully secure such materials from suppliers that are delivered with consistency and at a quality that meets our requirements, in the price range that fits our budget. The price and availability of these materials are subject to market conditions.

While the Company anticipates that its relations with its anticipated suppliers will be good, there can be no assurance that these suppliers will be able or willing to supply the Company with materials at the current pricing levels, or at all, or that it will be successful in engaging alternative suppliers on commercially reasonable terms which meet the quality or pricing levels anticipated by the Company. As a result, should the Company’s costs increase and if those increases are unable to be passed on to its customers, our business, financial condition, and results of operations and cash flows may be materially adversely impacted, which could result in the loss of your entire investment.

From time to time, the aircraft industry may experience periods of oversupply during which aircraft values may decline, and any future oversupply could materially adversely affect our business, financial condition or results of operations.

In the past, the business of manufacturing and selling aircraft has experienced periods of equipment shortages and oversupply of aircraft. The oversupply of a specific type of aircraft typically depresses the demand for, and the value of, that type of aircraft. An increase in the global supply of aircraft without a commensurate increase in demand may have a material adverse effect on our proposed manufacture and sale of aircraft, and the value of our assets. The supply and demand for aircraft may be materially adversely affected by various cyclical and non-cyclical factors that are outside of our control, including:

•	Air freight demand;

•	increased supply due to the sale of aircraft portfolios;

•	fuel costs and general economic conditions;

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•	geopolitical events, including war, prolonged armed conflict and acts of terrorism, including increased screening as a result thereof;

•	outbreaks of communicable diseases and natural disasters;

•	governmental regulation;

•	interest rates;

•	foreign exchange rates;

•	the cost and availability of credit;

•	airline restructurings and bankruptcies;

•	cancellations of orders for aircraft;

•	delays in delivery by manufacturers;
•	manufacturer production levels and technological innovation;

•	climate change initiatives, technological change, aircraft noise and emissions and other environmental laws and regulations, aircraft age limits and other factors leading to retirement and obsolescence of aircraft models;

•	aircraft equipment and part manufacturers merging or exiting the industry or ceasing to produce aircraft types or encountering financial distress;

•	accuracy of estimates relating to future supply and demand made by manufacturers and users;

•	retirement and obsolescence of aircraft models;

•	increases in production rates from competing manufacturers of freight aircraft;

•	new-entrant manufacturers producing additional aircraft models, or existing manufacturers producing newly-engined aircraft models or new aircraft models, in competition with existing freight aircraft models;

•	reintroduction into service of freight aircraft previously in storage; and

•	airport and air traffic control infrastructure constraints.

During recent years, the airline industry has committed to a significant number of aircraft deliveries through order placements with manufacturers. In response, aircraft manufacturers have raised their production output. The increase in these production levels could result in an oversupply of freight aircraft if growth in airline traffic does not meet airline industry expectations. An oversupply of new aircraft could also adversely affect the demand for, and market values of, used freight aircraft.

These factors could produce sharp and prolonged decreases in aircraft costs and values and will have a material adverse effect on our ability to manufacture our aircraft and on our ability to sell such aircraft at acceptable prices, assuming we are able to be in a position to manufacture the proposed CA-6 aircraft.

Our proposed operations are subject to extensive regulations which may increase our costs.

The aviation industry is regulated by various laws and regulations. The scope of such regulation includes infrastructure and operational issues relating to aircraft, maintenance and spare parts as well as safety and security requirements. We cannot fully anticipate all future changes to laws and regulations to which we may be subject and the possible impact of all such changes.

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Aircraft are subject to regulations imposed by aviation authorities regarding aircraft maintenance and airworthiness. Laws affecting the airworthiness of aircraft generally are designed to ensure that all aircraft and related equipment are continuously maintained in proper condition to enable safe operation of the aircraft. Aircraft manufacturers also may issue their own recommendations. Airworthiness directives and similar requirements typically set forth special maintenance actions or modifications to certain aircraft types or models that the owners or operators of aircraft must implement.

In addition to these expenditures, significant new requirements with respect to noise standards, emission standards and other aspects of our aircraft or their operation could cause our costs to increase and could cause the value of our aircraft portfolio to decrease. Other governmental regulations relating to noise and emissions levels may be imposed not only by the U.S. and the FAA, in the U.S., the jurisdictions in which we anticipate the aircraft which we manufacture to be registered, possibly as part of the airworthiness requirements, but also by other jurisdictions where the aircraft we manufacture operate. In addition, most countries’ aviation laws require aircraft to be maintained under an approved maintenance program having defined procedures and intervals for inspection, maintenance and repair. We may be required to comply with such requirements at our expense.

We and our anticipated customers are subject to various environmental laws and regulations that may have a material adverse effect on our business, financial condition or results of operations.

Governmental regulations regarding aircraft and engine noise and emissions levels apply based on where the relevant airframe is registered, and where the aircraft is operated. For example, jurisdictions throughout the world have adopted noise regulations which require all aircraft to comply with noise level standards. In addition, the United States and the International Civil Aviation Organization (“ICAO”) have adopted a more stringent set of standards for noise levels which apply to engines manufactured or certified beginning in 2006.

In addition to more stringent noise restrictions, the United States, the EU and other jurisdictions have imposed or are beginning to impose more stringent limits on air emissions, including emissions of nitrogen oxide, carbon monoxide and carbon dioxide from engines. Our current proposed engines, as well as any new engines we may incorporate into the proposed manufacture of theca-6, could be subject to existing or new emissions limitations or taxes or fees payable on our emissions. For example, the EU issued a directive in December, 2008 to include aviation within the scope of its greenhouse gas emissions trading scheme, thereby requiring that all flights arriving, departing or flying within any EU country, beginning on January 1, 2012, comply with the scheme and surrender allowances for emissions, regardless of the age of the engine used in the aircraft. However, the EU’s directive is on hold through 2016 for flights operating fully or partly outside the EU in light of the ICAO’s effort to introduce a global program to reduce greenhouse gas emissions from aircraft.

This is an area of law that is rapidly changing and as of yet remains specific to certain jurisdictions. Over time, it is possible that governments will adopt additional regulatory requirements and/or market-based policies that are intended to reduce energy usage, emissions, and noise levels from aircraft. Such initiatives may be based on concerns regarding climate change, energy security, public health, local impacts, or other factors, and may also impact the global market for certain aircraft and cause behavioral shifts that result in decreased demand for air travel or airfreight shipments. These concerns could also result in greater limitations on the operation of our proposed fleet, particularly any aircraft that may be equipped with less fuel-efficient engines. While we do not know at this time whether new emission control or other environmental laws or regulations will be passed, and if passed, what impact such laws or regulations might have on our business, any future emissions limitations or other environmental laws or regulations could materially adversely affect our business, financial condition or results of operations.

If the effects of terrorist attacks and geopolitical conditions continue to materially adversely affect the financial condition of the airlines, and airline operations, it may adversely affect our proposed business and operations, financial condition or results of operations.

As a result of the September 11, 2001 terrorist attacks in the United States and subsequent terrorist attacks abroad, notably in the Middle East, Southeast Asia and Europe, increased security restrictions were implemented on air travel, costs for aircraft insurance and security measures have increased, passenger demand for air travel decreased and operators have faced and continue to face increased difficulties in acquiring war risk and other insurance at reasonable costs. In addition, war or armed hostilities, or the fear of such events could further exacerbate many of the problems experienced as a result of terrorist attacks. Uncertainty regarding the situation in Ukraine, Iraq, Syria, the Israeli / Palestinian conflict, tension over the nuclear programs of Iran and North Korea, and recent political instability in North Africa and the Middle East may lead to further instability in these regions. Future terrorist attacks, war or armed hostilities, or the fear of such events, could further adversely affect the aviation industry and may have an adverse effect on the financial condition and liquidity of our lessees, aircraft values and rental rates, and may lead to lease restructurings or repossessions, all of which could adversely affect our financial results.

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Concerns about terrorist attacks and adverse geopolitical events could also result in:

•	higher costs to the airline and airfreight operations due to the increased security measures;

•	decreased airfreight demand and revenue due to the inconvenience of additional security measures;

•	uncertainty of the price and availability of aircraft fuel and the cost and practicability of obtaining fuel hedges under current market conditions;

•	higher financing costs and difficulty in raising the necessary amount of proceeds we project we need in order to perform our business plan on favorable terms, if at all;

•	significantly higher costs of aviation and aircraft insurance coverage for future claims caused by acts of war, terrorism, sabotage, hijacking and other similar perils, and the extent to which such insurance has been or will continue to be available;

•	inability of airlines, regardless of the industry sector in which they operate, to reduce their operating costs and conserve financial resources, taking into account the increased costs incurred as a consequence of terrorist attacks and geopolitical conditions, including those referred to above; and

•	special charges recognized by some operators, such as those related to the impairment of aircraft and engines and other long lived assets stemming from the grounding of aircraft as a result of terrorist attacks, the economic slowdown and airline reorganizations.

Future terrorist attacks, acts of war or armed hostilities may cause certain aviation insurance to become available only at significantly increased premiums, which may only provide reduced amounts of coverage that are insufficient to comply with the levels of insurance coverage currently required by aircraft operators or by applicable government regulations, or to not be available at all.

Although the Aircraft Transportation Safety and System Stabilization Act adopted in the United States on September 22, 2001, and similar programs instituted by the governments of other countries provide for limited government coverage under government programs for specified types of aviation insurance, these programs may not continue and governments may not pay under these programs in a timely fashion.

Future terrorist attacks, acts of war or armed hostilities are likely to cause aircraft users and potential users to incur higher costs and to generate lower revenues, which could result in a material adverse effect on their financial condition and liquidity. Consequently, these conditions may affect their ability to purchase and operate aircraft or obtain the types and amounts of insurance required to operate in the airfreight business, which may, in turn, lead to aircraft groundings, may result in additional costs of selling our proposed aircraft and may impair our ability to sell them on a timely basis at favorable rates or on favorable terms, if at all, and may reduce the proceeds received for our aircraft upon any sale. These results could materially adversely affect our business, financial condition or results of operations.

We lack sales, marketing and distribution capabilities and will depend on third parties to market our products.

We plan to have minimal personnel dedicated solely to sales and marketing of our proposed products and, therefore, we plan to rely primarily upon third-party distributors to market and sell our products. These third parties may not be able to market our product successfully or may not devote the time and resources to marketing our products that we require.  If we choose to develop our own sales, marketing or distribution capabilities, we will need to build a marketing and sales force with technical expertise and with supporting distribution capabilities, which will require a substantial amount of management and financial resources that may not be available. If we or a third party are not able to adequately sell and distribute our product, our business will be materially harmed.

There is no current market for the Company’s shares

There is no formal marketplace for the resale of the Company’s common stock. The shares may be traded on the over-the-counter market to the extent any demand exists. However, we do plan to apply for or otherwise seek trading or quotation of the Company’s shares on an over-the-counter market, Investors should assume that they may not be able to liquidate their investment for some time, or be able to pledge their shares as collateral.

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RISKS ASSOCIATED WITH THIS OFFERING:

The Offering Price of the Company Shares is arbitrary, so there is no guarantee that the price at which you have purchased your shares will remain the same. A significant decrease in the price of our shares could result in the loss of your investment.

The offering price of the Company Shares has been determined arbitrarily by the Company and bears no relationship to the Company's assets, book value, potential earnings or any other recognized criteria of value.

The trading in the Company Shares will be regulated by Securities and Exchange Commission Rule 15g-9 which established the definition of a “penny stock.”  The effective result is that fewer purchasers are qualified by their brokers to purchase its shares, and therefore a less liquid market for the investors to sell their shares. Therefore, you may have a difficult time selling your shares, or you may not be able to sell your shares at all, which could result in the loss of your investment.

The Shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for each purchaser and receive the purchaser's written agreement prior to the sale. In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult or impossible for you to resell any shares you may purchase.

The Company is selling this offering without an underwriter and may be unable to sell any shares. Unless it is successful in selling a number of the shares, it may have to seek alternative financing to implement its business plans and you may suffer a dilution to, or lose, your entire investment.

This offering is self-underwritten, that is, the Company is not going to engage the services of an underwriter to sell the shares being offered by the Company; we intend to sell them through our officers and directors, who will receive no commissions. We anticipate our officers and directors will offer the shares to friends, relatives, acquaintances and business associates. However, there is no guarantee that they will be able to sell any of the shares.

Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this offering, which could result in the loss of your investment.

There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the effectiveness of this Registration Statement to file an application to have our shares quoted on the OTC Electronic Bulletin Board (OTCQB), however, there is no guarantee that a trading market will ever develop. The OTCQB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities. The OTCQB is not an issuer listing service, market or exchange. Although the OTCQB does not have any listing requirements per se, to be eligible for quotation on the OTCQB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCQB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. The Company cannot guarantee that our application will be accepted or approved or that its stock will be quoted for sale. As of the date of this filing, there have been no discussions or understandings between us or anyone acting on our behalf with any market maker regarding participation in a future trading market for its securities. If no market is ever developed for our common stock, it will be difficult or impossible for you to sell any shares you purchase in this offering. In such case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if the Company fails to have its common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

You will incur immediate and substantial dilution of the price you pay for your shares, which could affect the overall monetary value of your shares. If the value of your shares significantly decreases, you could lose your investment.

Any investment you make in these shares will result in the immediate and substantial dilution of the net tangible book value of those shares from the $.50 you pay for them. Upon completion of the offering, the pro forma net tangible book value of your shares will be, in the event we sell the minimum offering, $.4285 per share, $$0.0715 less than what you paid for them, or in the event we sell the maximum offering, $0.2142 per share $0.2857 less than what you paid for them.

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You may incur further substantial dilution of the price you pay for your shares as a result of our need to raise additional financing of $150 million.

In the event we are successful in our initial development phase and we establish the viability of our proposed CA-6 aircraft, of which there can be no assurance, we will need to raise approximately $150 million in equity or debt financing in order to proceed with our business plans. To the extent that we sell additional equity, you will incur substantial dilution, based on the number of the shares that may be issued. In addition, if we need to raise an additional $150 million, depending on the ticket price for our shares, assuming a market develops, of which there can be no assurance, it is highly likely that we will need to amend our articles of incorporation to increase our authorized shares of common stock from75 million to several multiples of that amount. For example, based on an assumed market price equal to the offering price the shares included in this prospectus ($0.50), we would need to offer 300 million shares in order to raise $150 million.

There is no guarantee all of the funds raised by the sale of shares being offered by the Company will be used as outlined in this prospectus, which could result in the Company receiving no funds or an amount of funds that will be insufficient to engage in revenue-generating operations. If the Company cannot operate in a way that results in the generation of revenue, it may have to abandon its business plans, which could result in the loss of your investment.

The Company has committed to use the proceeds to the Company that are raised in this offering for the uses set forth in the “Use of Proceeds” section. However, certain factors beyond its control, such as increases in third-party vendor costs, increases in the costs of the design, engineering and approval processes for our proposed aircraft, increases in products or equipment that we are required to purchase in order to design and engineer our proposed aircraft in a manner suitable for manufacturing, and increases in United States and international regulatory fees for public companies, could result in the Company being forced to reduce the proceeds allocated for other uses in order to accommodate these unforeseen changes. The only feasible alternatives to these increases would be for the Company to find less expensive vendors, design and engineering services, manufacturers and distributors, and there is no guarantee that less expensive alternatives would exist, or that we could obtain them. The failure of the Company management to use these funds effectively could result in unfavorable returns. This could have a significant adverse effect on our financial condition and could cause the price of our common stock to decline. Further, although we may receive the proceeds from the minimum offering, we may not receive any additional funds, or the funds we do receive may be insufficient to enable us to achieve our planned use of the proceeds or continue as a Company. If the funds we receive are insufficient to operate in a way that would achieve our planned operations, or result in revenue generation, we could go out of business and you could lose your entire investment.

The Company officers and directors will continue to exercise significant control over our operations, which means as a minority stockholder, you would have no control over certain matters requiring stockholder approval that could affect your ability to ever resell any shares you purchase in this offering. If you are not able to resell any shares that you purchase in this offering, it may result in the loss of your investment.

Following completion of this Offering, the existing members of the Board of Directors and management of the Company will own 14.46% (Minimum Offering) or 12.05 (Maximum Offering) of the Common Stock outstanding, and 14.46% (Minimum Offering) or 12.05% (Maximum Offering) of the voting power of the common stock upon completion of the sale of all the shares in the offering. Kevin Williams, an officer and director, owns 1,170,000 common shares, giving him direct voting power of those common shares, which is equal to 8.357 % of the voting power of the common stock before the offering and 7.8% (Minimum) - 6.5% (Maximum) of the voting power of the common stock upon completion of the sale of the shares in the offering. In aggregate, the Company’s management and board of directors, consisting of Kevin Williams and Edward F. Eaton, will hold 15.5% of the voting power of the common stock prior to the offering, and 14.46% (Minimum) 12.05% (Maximum) of the voting power of the common stock following the completion of the sale of the shares in the offering. Accordingly, our executive officers and directors will continue to have a significant influence in determining the outcome of all corporate transactions, including the election of directors, approval of significant corporate transactions, changes in control of the Company or other matters that could affect your ability to ever resell your Shares. Their interests may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other stockholders.

We may never pay dividends to shareholders, which could reduce the monetary gain you may realize on your investment.

We have not declared or paid any cash dividends or distributions on our capital stock.  We currently intend to retain our future earnings, if any, to support operations and to finance expansion and, therefore, we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

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The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend. If the Company does not pay dividends, the Company’s common stock may be less valuable because a return on an investor’s investment will only occur if the Company’s stock price appreciates.

Because our common stock is not registered under the Securities and Exchange Act of 1934 (“Exchange Act”), we will not be subject to the federal proxy rules and our directors, executive offices and 10% beneficial holders will not be subject to section 16 of the Exchange Act. In addition, our reporting obligations under section 15(d) of the Exchange Act may be suspended automatically if we have fewer than 300 shareholders of record on the first day of our fiscal year.

Our common stock is not registered under the Exchange Act, and we do not intend to register our common stock under the Exchange Act for the foreseeable future (provided that, we will register our common stock under the Exchange Act if we have, after the last day of our fiscal year, more than 500 shareholders of record, in accordance with Section 12(g) of the Exchange Act; as of September 30, 2016, we have seven shareholders of record). As long as our common stock is not registered under the Exchange Act, we will not be subject to Section 14 of the Exchange Act, which, among other things, prohibits companies that have securities registered under the Exchange Act from soliciting proxies or consents from shareholders without furnishing to shareholders and filing with the SEC a proxy statement and form of proxy complying with the proxy rules. In addition, so long as our common stock is not registered under the Exchange Act, our directors and executive officers and beneficial holders of 10% or more of our outstanding common stock will not be subject to Section 16 of the Exchange Act. Section 16(a) of the Exchange Act requires executive officers and directors, and persons who beneficially own more than 10% of a registered class of equity securities to file with the SEC initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of common shares and other equity securities, on Forms 3, 4, and 5 respectively. Such information about our directors, executive officers, and beneficial holders will only be available through periodic reports and any registration statements on Form S-1 we file. Furthermore, so long as our common stock is not registered under the Exchange Act, our obligation to file reports under Section 15(d) of the Exchange Act will be automatically suspended if, on the first day of any fiscal year (other than a fiscal year in which a registration statement under the Securities Act has gone effective), we have fewer than 300 shareholders of record. The Company does not intend to cease providing periodic reports regardless if we have fewer than 300 shareholders of record after the first year of the effectiveness of this Registration Statement. Additionally, the Company plans to hold annual meetings for its shareholders. Due to the fact that the Company’s management holds sufficient voting power to effect all substantial transactions, shareholder approval will be received for all acts requiring shareholder approval by the votes of management only. The Company shall disclose all events requiring shareholder approval, but will not require approval from any shareholders other than its current management and board of directors to effect any such events or transactions. This suspension is automatic and does not require any filing with the SEC. In such an event, we may cease providing periodic reports and current or periodic information, including operational and financial information, may not be available with respect to our results of operations.

Although we expect to apply for quotation on the Over-the-Counter Bulletin Board (OTCQB), we may not be approved, and even if approved, we may not be approved for trading on the OTCQB; therefore, shareholders may not have a market to sell their shares, either in the near term or in the long term, or both.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following this registration statement on Form S-1 being declared effective and apply to have the shares quoted on the Over-the-Counter Bulletin Board ("OTCQB"). The OTCQB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCQB is not an issuer listing service, market or exchange. Although the OTCQB does not have any listing requirements per se, to be eligible for quotation on the OTCQB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCQB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. If our application is rejected, our stock may then be traded on the "Pink Sheets," and the market for resale of our shares would decrease dramatically, if not be eliminated. As of the date of this filing, there have been no discussions or understandings between the Company and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

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We will incur increased costs as a result of operating as a public company, and our management will be required to devote substantial time to new compliance initiatives and corporate governance practices.

As a public company, and particularly after we are no longer an emerging growth company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. The Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the listing requirements of the New York Stock Exchange and other applicable securities rules and regulations impose various requirements on public companies, including establishment and maintenance of effective disclosure and financial controls and corporate governance practices. Our management and other personnel will need to devote a substantial amount of time to these compliance initiatives. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. For example, we expect that these rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance, which in turn could make it more difficult for us to attract and retain qualified members of our board of directors.

We are evaluating these rules and regulations, and cannot predict or estimate the amount of additional costs we may incur or the timing of such costs. These rules and regulations are often subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices.

We are not currently required to comply with the rules of the Securities and Exchange Commission implementing Section 404 of the Sarbanes-Oxley Act of 2002, or Section 404, and therefore are not required to make a formal assessment of the effectiveness of our internal control over financial reporting for that purpose. Upon becoming a publicly traded company, we will be required to comply with the Securities and Exchange Commission’s rules implementing Section 302 and 404 of the Sarbanes-Oxley Act of 2002, which will require management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of controls over financial reporting. Though we will be required to disclose changes made in our internal controls and procedures on a quarterly basis, we will not be required to make our first annual assessment of our internal control over financial reporting pursuant to Section 404 until the year following our first annual report required to be filed with the SEC. Additionally, while we remain an emerging growth company, we will not be required to include an attestation report on internal control over financial reporting issued by our independent registered public accounting firm. To achieve compliance with Section 404 within the prescribed period, we will be engaged in a process to document and evaluate our internal control over financial reporting, which is both costly and challenging. In this regard, we will need to continue to dedicate internal resources, potentially engage outside consultants and adopt a detailed work plan to assess and document the adequacy of internal control over financial reporting, continue steps to improve control processes as appropriate, validate through testing that controls are functioning as documented and implement a continuous reporting and improvement process for internal control over financial reporting. Despite our efforts, there is a risk that we will not be able to conclude, within the prescribed timeframe or at all, that our internal control over financial reporting is effective as required by Section 404. If we identify one or more material weaknesses, it could result in an adverse reaction in the financial markets due to a loss of confidence in the reliability of our financial statements. As a result, the market price of our common shares could be negatively affected, and we could become subject to investigations by the stock exchange on which our securities are listed, the SEC or other regulatory authorities, which could require additional financial and management resources.

RISK FACTORS RELATED TO THE JOBS ACT

We are an ‘Emerging Growth Company” and we intend to take advantage of reduced disclosure and governance requirements applicable to Emerging Growth Companies, which could result in our stock being less attractive to investors.

We are an "emerging growth company," as defined in the Jumpstart Our Business Startups Act of 2012, which we refer to as the “JOBS Act”, and we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we will rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile. We expect to take advantage of these reporting exemptions until we are no longer an emerging growth company, which in certain circumstances could be for up to five years.

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The Company’s election to take advantage of the JOBS Act’s extended accounting transition period may not make its financial statements easily comparable to other companies.

Pursuant to the JOBS Act of 2012, as an emerging growth company the Company can elect to take advantage of the extended transition period for any new or revised accounting standards that may be issued by the Public Company Accounting Oversight Board ("PCAOB") or the Securities & Exchange Commission ("SEC"). The Company has elected take advantage of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the standard on the private company timeframe. This may make comparison of the Company's financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

The JOBS Act will also allow the Company to postpone the date by which it must comply with certain laws and regulations intended to protect investors and reduce the amount of information provided in reports filed with the SEC.

The JOBS Act is intended to reduce the regulatory burden on “emerging growth companies. The Company meets the definition of an emerging growth company and so long as it qualifies as an “emerging growth company,” it will, among other things:

–	be exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that its independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting.

–	be exempt from the "say on pay" provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the "say on golden parachute" provisions (requiring a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of the Dodd-Frank Act and certain disclosure requirements of the Dodd-Frank Act relating to compensation of its chief executive officer;

–	be permitted to omit the detailed compensation discussion and analysis from proxy statements and reports filed under the Securities Exchange Act of 1934 and instead provide a reduced level of disclosure concerning executive compensation; and

–	be exempt from any rules that may be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor’s report on the financial statements

The Company currently intends to take advantage of some or all of the reduced regulatory and reporting requirements that will be available to it so long as it qualifies as an “emerging growth company”.

As long as the Company qualifies as an Emerging Growth Company, the Company’s independent registered public accounting firm will not be required to attest to the effectiveness of the Company’s internal control over financial reporting.

Because the Company has elected to take advantage of the extended time periods for compliance with new or revised accounting standards provided for under Section 102(b) of the JOBS Act, among other things, this means that the Company's independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of the Company's internal control over financial reporting so long as it qualifies as an emerging growth company, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as it qualifies as an emerging growth company, the Company may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers that would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate the Company. As a result, investor confidence in the Company and the market price of its common stock may be adversely affected.

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USE OF PROCEEDS

We estimate that, at a per share price of $.50, the net proceeds from the sale of the Minimum of 1,000,000 shares in this Offering will be approximately $400,000, after deducting the estimated offering expenses of approximately $100,000. If 2,000,000 shares are sold (50% of the Offering), the net proceeds will be approximately $900,000, after deducting estimated offering expenses of $100,000. If 3,000,000 shares are sold (75% of the Offering), the net proceeds will be approximately $1,400,000, after deducting estimated offering expenses of $100,000. If the Maximum Offering of 4,000,000 shares is sold, the net proceeds will be approximately $1,900,000 after deducting estimated offering expenses of $100,000.

The net proceeds of this Offering will be used in four key areas: (i) hiring a third-party engineering, design and consulting firm on an independent contractor basis, to prepare plans for the CA-6 for aircraft wind tunnel testing and FAA certification; (ii) conducting preliminary research and marketing activities for potential purchasers and end-users of the CA-6; (iii) pursuing additional funding; and (iv) continuing miscellaneous development activities related to our proposed aircraft.

The net proceeds from this offering are expected to be used in the priority set forth below, within the first 12 months after completion of this offering:

Use of Proceeds (25% sale of shares - $400,000)	Amount		Percentage
(i) Engineering for the CA-6 aircraft	$350,000		87.5%
(ii) Preliminary Research and Marketing	$10,000		2.5%
(iii) Pursuing Additional Funding	$15,000		3.75%
(iv) Miscellaneous CA6 development activities	$25,000	(1)	6.25%

Use of Proceeds (50% sale of shares - $900,000)	Amount		Percentage
(i) Engineering for the CA-6 aircraft	$750,000		83.4%
(ii) Preliminary Research and Marketing	$30,000		3.3%
(iii) Pursuing Additional Funding	$20,000		2.2%
(iv) Miscellaneous CA6 development activities	$100,000	(1)	11.1%

Use of Proceeds (75% sale of shares - $1,400,000)	Amount		Percentage
(i) Engineering for the CA-6 aircraft	$1,000,000		71.5%
(ii) Preliminary Research and Marketing	$100,000		7.1%
(iii) Pursuing Additional Funding	$20,000		1.4%
(iv) Miscellaneous CA6 development activities	$280,000	(1)	20%

Use of Proceeds (100% sale of shares - $1,900,000)	Amount		Percentage
(i) Engineering for the CA-6 aircraft	$1,300,000		68.5%
(ii) Preliminary Research and Marketing	$300,000		15.8%
(iii) Pursuing Additional Funding	$100,000		5.2%
(iv) Miscellaneous CA6 development activities	$200,000	(1)	10.5%

(1) A portion of the net proceeds will be used for the officer salary of Kevin Williams, in the amount $60,000 annually, commencing only in the event of the sale of the Maximum offering of $2,000,000. In the event the proceeds from the offering are less than the maximum amount, his salary will be adjusted on a pro rata basis, for example, if the proceeds the $1,000,000, his salary will be reduced to $30,000 annually, and if only the minimum proceeds are received ($500,000), his salary will be reduced to $15,000 annually.

Our expected use of net proceeds from this offering represents our current intentions based upon our present plans and business condition. As of the date of this prospectus, we cannot predict with complete certainty all of the particular uses for the net proceeds to be received upon the completion of this offering or the actual amounts that we will spend on the uses set forth above. We may find it necessary or advisable to use the net proceeds for other purposes. Accordingly, our management will have broad discretion in the application of the net proceeds, and investors will be relying on the judgment of our management regarding the application of the proceeds from this offering.

Pending these currently-planned uses, we intend to invest the net proceeds of this Offering in short-term, interest-bearing securities.

The Company reserves the right to change the above use of proceeds if management believes it is in the best interests of the Company and its business operations.

There is no guarantee the Company will be able to sell the shares being offered in this prospectus. If it is unable to sell enough shares to complete its plan of operations, the business could fail.

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BUSINESS OF THE COMPANY

Background

The Company intends to design, develop and manufacture a turboprop cargo aircraft, which the Company has designated as the "CA-6". The CA-6 is planned to incorporate a mission-specific design that we intend to be a high-efficiency purpose built freighter: we plan to engineer and design a fast, fuel efficient twin engine turboprop with economic efficiencies that are intended to compete with aircraft currently in the market. There is no assurance that we will be successful in achieving our intended results. We will seek to design the aircraft to facilitate faster loading and unloading times by accommodating standard wide body shipping containers received from freighters. We will also seek to design the CA-6 to be a cost-effective method of transporting containerized freight in the 200 to 800 nautical mile range. There is no assurance that we will be successful in achieving our intended results.

Wellspring currently owns no aviation-related assets. Furthermore, the Company has no agreements or arrangements with aircraft industry professionals, or subcontractors for the engineering, design or manufacturing of the proposed CA-6 aircraft. In the event the Company is successful in raising the minimum amount of $500,000 in this offering, it intends to seek competent and qualified engineers, consultants and aircraft industry professionals,, on an independent contractor basis, to (i) prepare plans for the CA-6 for aircraft wind tunnel testing and FAA certification; (ii) conduct preliminary marketing activities for potential purchasers and end-users of the CA-6 ; (iii) pursue additional funding; and (iv) continue other development activities related to the aircraft., Management believes that we will require approximately $1.9 million to perform the initial design phase of our business plan. In the event we raise a minimum of $500,000 gross proceeds in this offering, but less than $2 million, it will limit the nature and extent of the services and engineering work product we will be able to obtain from independent aircraft industry professionals. In such event, we will have to seek alternative financing in order to obtain the full scope of the planned work product from independent aircraft industry professionals. There can be no assurance we will be able to obtain the alternative financing as and when needed, or at all, In such event, we will be required to use the limited work product we have obtained using available cash resources, and seek to convince the aircraft industry that our proposed CA-6 aircraft is worthy of material interest and investment from the industry, manufacturers or potential users, and there is no assurance we will be successful in doing so. In such event, we may have to abandon our efforts and the Company could be dissolved and you would lose your entire investment.

The CA-6 Aircraft

The Company intends to design the CA-6 to be capable of economically carrying standard industry air containers on medium range/medium-density routes from airports. Our plan is for the CA-6 to be designed to satisfy what we believe is a need to cost-effectively feed containerized air cargo to the major hubs of scheduled passenger carriers and overnight express airlines. We will seek to engineer in design our proposed aircraft to be capable of transporting six (6) standard M-1 main deck containers and 35,000 pounds of freight. The Company believes that, in the event it is able to produce a CA- 6 aircraft, of which there can be no assurance, the market price of the aircraft will be in the approximate amount of $25 million.

In conceiving the CA-6, we identified certain goals and guidelines for the performance and capabilities for the proposed CA- 6 aircraft, including:

A. Incorporating a mission-specific design that will make it, we believe, the first high-efficiency purpose built freighter with fast, fuel-efficient twin-engine turboprop engines, with economics superior to the competing aircraft currently in the market.

B. Designing the CA-6 to facilitate faster loading and unloading times by accommodating standard wide- body shipping containers received from freighters.

C. Making it our goal to create the CA-6 as a cost-effective method of transporting containerized freight in the 200 to 800 nautical mile range with 400 miles per hour air speed.

D. Planning the aircraft body to be structurally simple and robust utilizing advanced aluminum alloys, making the aircraft lighter.

E. Designing the CA-6 as a cargo hauler and not for passengers, with the capability of transporting 6 standard M-1containers, size 96” x 125”, on its main deck.

There is no assurance that we will be able to realize these performance goals and capabilities for our proposed CA-6 aircraft.

Engineering and Development

We have engaged in no engineering or development activities to date.

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Initial Design Phase (“IDP”)

In this offering, the Company is seeking funds which the Company believes will be sufficient to perform only the IDP of the Company’s planned operations. The Company believes that, if it is able to fully and successfully complete the IDP, such completion will demonstrate the viability and functionality of the CA-6, such that the Company will be able to obtain additional financing and to discuss future development activities and financial requirements with major aircraft manufacturers or potential end-users. Should the Company complete the IDP, the Company believes it will be able to attract sufficient interest from the aircraft freight industry, with associated financial resources necessary to continue to pursue its proposed business operations. However, there can be no assurance that the Company will successfully complete the IDP, or even if completed, it will be able to attract any interest from the aircraft freight industry or associated financial resources. In such event, the Company may not be able to continue operations and will be forced to liquidate and dissolve, in which event the investors will lose their entire investment. Investors in this offering should be aware, that the proceeds of this offering, even if we raise the maximum offering of $2 million, will be sufficient only to attempt to complete the IDP and that there is substantial risk that the IDP will not be completed successfully. Further, even if the IDP is, in the Company’s opinion, completed successfully, there is no assurance that the Company can raise any additional financing and continue to develop the CA-6.

Management believes that we will require approximately $1.9 million to complete the initial design phase of our business plan. In the event we raise a minimum of $500,000 gross proceeds in this offering, but less than $2 million, it will limit the nature and extent of the services and engineering work product we will be able to obtain from independent aircraft industry professionals. In such event, we will have to seek alternative financing in order to obtain the full scope of the planned work product from independent aircraft industry professionals. There can be no assurance we will be required to use the limited work product we have obtained using available cash resources, and seek to convince the aircraft industry that our proposed CA-6 aircraft is worthy of material interest and investment from the industry, manufacturers or potential users, and there is no assurance we will be successful in doing so. In such event, we may have to abandon our efforts and the Company could be dissolved and you would lose your entire investment.

The net proceeds of this Offering will be used in four key areas: (i) hiring a third-party engineering, design and consulting firm on an independent contractor basis, to prepare plans for the CA-6 for aircraft wind tunnel testing and FAA certification; (ii) conducting preliminary research and marketing activities for potential purchasers and end-users of the CA-6; (iii) pursuing additional funding; and (iv) continuing miscellaneous development activities related to our proposed aircraft.

The net proceeds from this offering are expected to be used in the priority set forth below, within the first 12 months after completion of this offering:

Use of Proceeds (25% sale of shares - $400,000)	Amount
(i) Engineering for the CA-6 aircraft	$350,000
(ii) Preliminary Research and Marketing	$10,000
(iii) Pursuing Additional Funding	$15,000
(iv) Miscellaneous CA6 development activities	$25,000	(1)

Use of Proceeds (50% sale of shares - $900,000)	Amount
(i) Engineering for the CA-6 aircraft	$750,000
(ii) Preliminary Research and Marketing	$30,000
(iii) Pursuing Additional Funding	$20,000
(iv) Miscellaneous CA6 development activities	$100,000	(1)

Use of Proceeds (75% sale of shares - $1,400,000)	Amount
(i) Engineering for the CA-6 aircraft	$1,000,000
(ii) Preliminary Research and Marketing	$100,000
(iii) Pursuing Additional Funding	$20,000
(iv) Miscellaneous CA6 development activities	$280,000	(1)

Use of Proceeds (100% sale of shares - $1,900,000)	Amount
(i) Engineering for the CA-6 aircraft	$1,300,000
(ii) Preliminary Research and Marketing	$300,000
(iii) Pursuing Additional Funding	$100,000
(iv) Miscellaneous CA6 development activities	$200,000	(1)

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(1) A portion of the net proceeds will be used for the officer salary of Kevin Williams, in the amount $60,000 annually, commencing only in the event of the sale of the Maximum offering of $2,000,000. In the event the proceeds from the offering are less than the maximum amount, his salary will be adjusted on a pro rata basis, for example, if the proceeds the $1,000,000, his salary will be reduced to $30,000 annually, and if only the minimum proceeds are received ($500,000), his salary will be reduced to $15,000 annually.

Overview of Initial Design Phase

The Company intends to retain independent Integrated Product Teams (IPT’s), which are specialized personnel employed by or retained for specialized products by independent third-party engineers, to perform the IDP activities required.

The material steps/tasks and costs to complete the initial engineering designs of the CA-6, create a scale model for wind tunnel testing conduct the wind tunnel tests and complete the initial design review are set forth in the table that follows, and the individual tasks are discussed more fully below the table.

Line Item Outline of Segments of Initial Design Phase

Set forth below is the Company’s outline of the segments of the Initial Design Phase that the Company plans to have completed by Independent Design teams within twelve (12) months from the date of the receipt of proceeds of this offering. Other than the wind tunnel testing, all of the elements below are design and engineering tasks with no physical construction or manufacturing of the CA-6 included as part of the IDP, except for the fabrication of 2 scale models of the aircraft for purposes of wind tunnel testing. (For the definitions of certain terms used in this Outline, see “Certain Definitions” below.)

All of the following nine (9) segments are integral to the design, creation of 2 scale models of the aircraft and wind testing of the 2 models necessary to demonstrate that our proposed aircraft design is viable and feasible for manufacture of a prototype/test aircraft. These tasks are interrelated and all performed in furtherance of the engineering and design of the two models for wind tunnel testing.

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1. Aerodynamics

a. Aerodynamics/Performance/Stability and Control

i. Wing design

1. Airfoils

2. High lift systems

3. Control surfaces and trim tabs

4. Wing-to-body fairing

5. Propulsion integration

ii. Empennage design (Tail Assembly Design)

1. Airfoils

2. Control surfaces and trim tabs

3. Fairing designs

iii. Fuselage design

1. Fuselage nose and tail section refinements

2. Wing-to-body fairing

3. Landing gear integration

iv. Create OML and control surface definitions for initial wind tunnel tests

v. Flight controls and control law initial design

vi. Performance analysis to support sales/guarantees

vii. Icing mitigation/systems

b. Wind Tunnel Testing

i. Initial concept WT testing (flaps up in low speed WT) – 4 months from start of initial design phase

1. Overall configuration

2. Handling qualities/ S&C

3. Deep stall issues

4. Tail sizing

5. Developmental test

6. Spoiler configuration

7. All control surfaces

8. Limited flaps down (simplified geometry)

9. Adjusting shape in the WT

10. Multiple entries over a 3-month time span

ii. High lift development WT testing

1. High lift configuration (flaps)

2. Spoiler configuration

3. Ailerons

4. Tail sizing

5. Adjusting shape in the WT

c. Requirements and Specifications i. Design Requirements & Objectives document

ii. Initial FAA Project Specific Certification Plan (PSCP)

iii. Wind tunnel test plans

2. Loads and Flutter

a. Initial loads and flutter analysis

i. Computational Fluid Dynamics (CFD)

ii. Finite element modeling (FEM)

iii. Aerodynamic modeling

iv. Landing gear modeling

v. Flight controls and control law modeling

vi. Initial sizing loads and flutter requirements

vii. Multi-disciplinary configuration optimization trade studies

b. Requirements and Specifications

i. Design Requirements & Objectives document

ii. Initial FAA Project Specific Certification Plan (PSCP)

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3. Structures (common to all IPT’s)

a. Initial Structural design and analysis

i. Initial sizing

ii. Initial design of critical features

iii. Material selections

iv. Initial Finite Element Modeling

v. Initial 3D Catia modeling

vi. Weight status and tracking

vii. Multi-disciplinary configuration optimization trade studies

viii. Long lead item identification

ix. Interface control document

b. Manufacturing

i. Manufacturing concepts and trade studies

ii. Manufacturing supplier/vendor selections and coordination

c. Requirements and Specifications

i. Design Requirements & Objectives document

ii. Structural Design criteria document

iii. Initial Federal Aviation Administration (FAA) Project Specific Certification Plan (PSCP)

iv. Process specifications and templates

1. Design

2. Materials

3. Manufacturing

4. Quality control

4. Main Wing Box IPT

a. Initial concepts and layouts

i. Structural Arrangement

1. Ribs

2. Spars

3. Skins/stringers

4. Aileron

5. Tabs

6. Spoilers

ii. Fuel tank arrangement

iii. Propulsion integration

iv. Wing-to-body connection

vi. Flight control system integration

5. High Lift (Flaps) IPT

a. Initial concepts and layouts

i. Structural arrangement

ii. Mechanical actuation and linkages design

iii. Actuators

iv. Integration into wing

v. Flight control system integration

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6. Fuselage IPT

a. Initial concepts and layouts

i. Structural arrangement

1. Frames

2. Keels

3. Skins/stringers

4. Floors

ii. 9G Barrier

iii. Cargo loading system

iv. Fire suppression system

v. Doors

vi. Wing-to-body connection

vii. Landing gear integration

viii. Environmental Control System (ECS)

ix. Flight control system integration

x. Electrical system integration

xi. Pressurization/De-pressurization

7. Nose Section/Cockpit IPT

a. Initial concepts and layouts

i. Structural Arrangement 1. Frames

2. Keels

3. Skins/stringers

4. Floors

ii. Pilot/Co-pilot stations

1. Control columns/sticks/pedals

2. Seats

3. Avionics

4. Displays

5. Ergonomics

iii. Doors

iv. Nose Landing gear integration

v. Environmental Control System (ECS)

vi. Flight control system integration

vii. Electrical system integration (EE Bay)

viii. Pressurization/De-pressurization

ix. Supernumerary Seats

x. Lavatory

xi. Storage

8. Empennage IPT

a. Initial concepts and layouts

i. Structural Arrangement

1. Ribs

2. Spars

3. Skins/stringers

4. Elevator

5. Rudder

6. Tabs

ii. Fairings

iii. Flight control system integration

9. Systems IPT’s

a. Landing Gear IPT

b. Avionics IPT

c. Lighting IPT

d. Flight Controls IPT

e. Propulsion IPT

f. Fuel Systems IPT

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Certain Definitions:

“Airfoil” - a structure with curved surfaces designed to give the most favorable ratio of lift to drag in flight, used as the basic form of the wings, fins, and horizontal stabilizer of most aircraft

“Fairing”- an external metal or plastic structure added to increase streamlining and reduce drag

“Fuselage” the main body of an aircraft

“Emmpennage” - an arrangement of stabilizing surfaces at the tail of an aircraft

“Aileron” - a hinged surface in the trailing edge of an airplane wing, used to control lateral balance

“3D Catia” acronym of computer aided three-dimensional interactive application, pronounced /kəˈtiə/) is a multi-platform software suite for computer-aided design

“Ribs” - forming elements of the structure of a wing

“Spar” - the main structural member of the wing, running at right angles (or thereabouts depending on wing sweep) to the fuselage.

“Stringer” - is a thin strip of material to which the skin of an aircraft or propellant tank may be fastened.

“9G Barrier” – A cargo net barrier to restrain cargo.

Wind Tunnel Testing

Wind tunnel testing is an important component of the IDP process. There are several independent wind tunnel facilities that may be available to the Company and the Company does not anticipate any difficulties in obtaining access to these facilities. The Company is planning two (2) separate wind tunnel tests of 2 separate CA-6 models, designated as Model A and Model B, which are both constructed in the course of the IDP process described above.

Once Model A is completed, the first wind tunnel (WT) test will be conducted in a low speed wind tunnel to validate and refine the basic Outer Mold Line (Shape) and control surface arrangement of the aircraft. This test will be labor intensive, with the testing engineer(s) having the ability to change horizontal tail and vertical tail sizing, control surfaces, and wing-to-body fairings (fairings are aerodynamic covers of areas of an aircraft that create drag) while testing is proceeding in the WT. This first WT test campaign will commence after wind tunnel models are designed and built (approximately 7-8 months after commencement of the IDP), will have multiple tests in the WT over a 3-month time span.

The second WT test is the high lift development testing. This testing will use Model B and will be focused on details of the wing and flap system and requires a larger scale model and aerodynamic scaling effects than in the Model A testing. This testing is also labor intensive with the ability to change the model at the WT facility. This testing would commence approximately 9 months after commencement of the IDP, with multiple tests in the WT over the course of 1 month.

The estimated cost of production of the two models is $60,000, which is included in the budget of $1.3 million to complete the nine enumerated tasks, above, and is included in the costs of the individual tasks.

If the Company does not receive the Maximum proceed of this offering, it will be unable to complete before IDP until such time as the Company obtains the necessary financing to continue its business plans common there is no assurance it will obtain such financing.

All of these line-item functions would be included in the scope of the work that would be performed by independent aircraft industry professionals in the performance of the initial design phase for the CA-6 aircraft. The function of the management of the Company during the IDP will be to oversee and consult with our independent contractors. We currently have no arrangements or agreements with any aircraft design professionals and will not be able to retain such independent aircraft industry professionals unless and until we receive the minimum proceeds from this offering., The Company believes that such aircraft design professionals are available to the Company. However, there can be no assurance the such independent aircraft design professionals will be available to the Company to meet the Company’s schedules or cost estimates.

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Marketing

Concurrent with the anticipated activities related to the initial design phase, the Company plans to engage in marketing activities intended to inform and educate potential manufactures, purchasers and users of the proposed CA-6 aircraft and has allocated up to a total of $300,000 (if available- See “Use of Proceeds”) to be used for this marketing, which includes travel, promotion and related activities. The nature and extent of our marketing efforts will be adjusted, based on our net proceeds. It is anticipated this time that Mr. Williams will be primarily responsible for performing these activities.

Pursuing Additional Funding

Also concurrent with the anticipated activities related to the initial design phase, the Company plans to engage in efforts, if necessary, to obtain additional funding to complete the initial design phase (in the event less than the maximum proceeds are received from this offering), or if the initial design phase proves successful, the Company will seek to raise an additional $150 million to pursue its business plan. The nature and extent of our additional funding efforts will be adjusted, based on our net proceeds. The Company has allocated up to a total of $100,000 for these funding activities, if available. (See “Use of Proceeds”.)

Plan of Operation after Initial Design Phase

Assuming that the Company completes the IDP, of which there can be no assurance, the Company will have to obtain additional equity and or debt financing of approximately $150 million in total, that will be necessary to fully execute its business plans, and be in a position to manufacture the CA-6 aircraft, as planned. There can be no assurance that the Company will be able to secure any or all of such financing. Further, if such financing is not obtained by the Company, the Company will have to interrupt its business plans and may have to cease its business operations until such time, if at all, as the necessary financing becomes available

The Company has no plans to engage in the physical manufacturing of our proposed aircraft. Accordingly, we will have to enter into arrangements and agreements with current aerospace manufacturers. However, we do not have any arrangements or agreements with any such manufacturers and there can be no assurance that we will obtain any agreements with these manufacturers, and even if we did, that we would have sufficient financing to pay these manufacturers, or any required sub-contractors and suppliers. If we are not able to obtain arrangements or agreements with such manufacturers, we will not be able to carry out our business plans.

The material steps and estimated costs to complete the pre-production prototype aircraft manufacturing and assembly

Upon the completion of the IDP the Company estimates that it will require 48 months to develop, engineer, design, manufacture, assemble and complete a CA-6 Pre-Production test aircraft. (the “Test Aircraft”). The company estimates that it will require approximately $60 million of the $150 million in total financing to complete the test aircraft.

Upon the completion of the Test Aircraft, the Company estimates that it will require approximately 20 months to complete testing and Certification of the Test Aircraft from the United States Federal Aviation Administration ("FAA") (See “Government Approvals and Regulation “below). The Company estimates that it will require $30 million of the 150 million in total financing to complete testing and certification of the test aircraft. However, there can be no assurance that the Company will obtain Certification from the FAA, or that even if Certification is obtained, that the costs of obtaining Certification, will not exceed the Company’s estimate completion of the IDP side.

The Market

The CA-6 is intended to be designed to target what we believe is a growing distribution requirement for more air shipments with in-transit visibility and containerization delivered as close as possible to its end destination. This perceived market niche that we plan to target includes the freight feeder operations of the overnight/two-day express airlines, the airline freight feeder market, the world postal services, the combination passenger/cargo airlines, and international airlines.

Our initial anticipated target client base consists, we believe, of international and domestic freight carriers, such as FedEx, UPS, DHL, Amazon and Walmart; the United States and foreign country postal services; the United States Air Force Military Command; and U.S. passenger airlines seeking to expand their freight services. The cargo that the CA-6 is being designed to carry is standard industry air containers containing a variety of packages, including commercial shipments ranging from e-commerce retailer shipments directly to customers, to manufacturing supply chain operations. However, there can be no assurance we will be successful in getting these air freight carriers to accept and purchase the aircraft which we plan to engineer, design and manufacture.

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We anticipate the Company's marketing efforts will commence after the initial design phase. At that time, we plan for the Company’s sales and marketing efforts to primarily consist of direct sales initiatives with prospective customers and large commercial operations that can influence the sale of aircraft. There can be no assurance that these efforts will be successful, or that we will have sufficient financial capability to commence and engage in such efforts. These proposed efforts will seek to emphasize the anticipated benefits and features of the CA-6 to air shippers and airline operators, as well as to companies and industries which we believe are in need of multiple-stop Just-In-Time shipping. However, there can be no assurance that, even if and when our proposed CA-6 aircraft is in production and certified to engage in business operations, that there will be a need for the aircraft for the airfreight activities we currently anticipate.

Competition

We anticipate that we will compete with other aircraft manufacturers on the basis of cost, service, utility and features of the CA-6 vs. existing competitive aircraft. We believe that all of the existing manufacturers and suppliers of aircraft are considerably larger, better financed, have been in business longer and have excellent reputations in our industry, and have more resources than our Company. We do not consider the Company to be currently a factor or viable participant in the current aircraft freight industry and it will take several years, if at all, for the Company to, first, achieve our business plan and manufacture an aircraft, as intended, and assuming we are able to do so, there is still the significant risk that our aircraft will be able to effectively compete in the industry.

Intellectual Property

We do not presently have any patents or trademarks. We intend to rely on a combination of copyright and trade secrets, as well as confidentiality and security protocols within our Company, together with contractual provisions in an effort to protect our anticipated proprietary technology. There is no assurance that we will develop any intellectual property, or that we will be able to protect it, as anticipated and planned. In addition, during the course of our proposed engineering and design processes, we may determine that it is appropriate to seek patent protection for our proprietary technology. However, preparation and prosecution of a patent application is a very long, difficult, complex and expensive task, and there is no assurance that we would be able to afford the task or obtain a patent.

We may also rely on non-disclosure and non-competition agreements to protect portions of our technology. There can be no assurance that these agreements will not be breached, that we will have adequate remedies for any breach, that third parties will not otherwise gain access to our trade secrets or proprietary knowledge, if any, or that third parties will not independently develop the same, or similar aircraft technology.

We may be unable to develop or obtain intellectual property rights to effectively protect any technology developed by us and for us. Our ability to compete effectively may be affected by the nature and breadth of our intellectual property rights. While we intend to defend against any threats to our intellectual property rights, there can be no assurance that any such actions will adequately protect our interests. If we are unable to secure intellectual property rights to effectively protect our technology, our proposed business operations, financial condition or results of operations could be adversely affected.

Research and Development

While the Company intends locate and engage, on an independent contractor basis, aviation engineering and design services to perform research and development activities, we also anticipate that such service providers will use existing and industry-accepted technology and practices currently available in the aircraft industry and some of such technology and practices are open source or have been in use long enough that they are not subject to any intellectual property protections.

Government Approvals and Regulation

Federal Regulation

We are subject to regulations promulgated by the FAA with respect to safety requirements related are anticipate activities in furtherance of our proposed certification of our planned aircraft. The CA-6 Test Aircraft will be, when and if completed, of which there can be no assurance, a pre-certified, non-production aircraft that will be built under the federal regulations for experimental aircraft. The FAA regulates experimental aircraft primarily by a philosophy of protecting the citizens on the ground, rather than by attempting to enforce any particular code of airworthiness on the airplane, such as is done for all FAA “certified” airplanes. An experimental airplane has a set of FAA-issued operating limitations which must be carried in the aircraft when flying, which limit the airplane from doing some things which a certified airplane can do. Such limitations usually include a geographic limit (50 miles from the home airport and away from populated areas, busy airports, and congested airways). Night and instrument flight are usually restricted in the early days of an experimental airplane’s life. As experience is gained and the systems of a new airplane are developed, these limitations are relaxed to allow further expansion and demonstration of the capabilities of the airplane. Certifying the airplane for use in commerce is a different matter, requiring a major engineering effort to show that the airplane complies with the regulations which govern the design and construction of a certified airplane. This is a complex, time-consuming and expensive process and protocol, and there is no assurance that we will have the ability, both from a technical goal standpoint and from a financial standpoint, to successfully obtain certification of our proposed aircraft for use in commerce.

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The CA-6 is currently planned to be a twin-engine, standard configuration, aluminum airframe with a "high wing" that requires a low-risk, low-tech FAA certification process. We currently believe that, based on our current anticipated plans, there are no systems on our proposed aircraft that would cause scheduling and approval difficulties with the FAA during the flight test and static-test programs, but it is too early in the process to formulate any firm conclusions on these matters.

FAA 'Type" Certificate

When and if the CA-6 Test Aircraft is completed, the Company will apply to the FAA for a "Type" Certificate. The Type certification is the process that conforms the CA-6 engineering and flight characteristics to FAA requirements. The Type certification process enables a U.S. manufacturer to mass-produce its aircraft “Type,” insuring that each delivered CA-6 meets identical safety and performance requirements. The regulations governing an FAA Type Certificate for the CA-6 are contained in Federal Aviation Rules (“FAR”) Part 25. The FARs require that the manufacturer provide drawings and engineering data for every component of the aircraft.  We will seek to have our third-party engineers and consultants engineer and design the CA-6 such that it will have margins of safety and uses that are currently contained in many proven accepted and “off-the-shelf” items as possible for safety, ease of certification and ease of maintenance. This is a time-consuming and expensive process, and there can be no assurance that we will be successful in succeeding in the certification process, as currently planned.

Foreign Laws and Regulations

FAA certification is recognized as the world-wide standard for aircraft design and manufacture, and many countries, including those in which we are currently proposing to market our proposed aircraft, have bi-lateral agreements coordinating their certification requirements with those in the U.S. While we recognize the necessity of country-by-country compliance, we currently anticipate that meeting FAA certification will permit us to meet or exceed certification requirements in countries without bi-lateral agreements.

We anticipate that we will need to begin the FAA Certification program after completion of the pre-production aircraft, assuming we are successful in our engineering, plans, fabrication and compliance with all applicable federal rules and regulations. Full FAA Part 25 Certification of the aircraft (completion of both phases of the FAA Certification plan) is currently expected to take 18 months. Based upon past experience of the consultants with whom our executives have been discussing our plans, it is the Company’s opinion that this is a reasonable schedule and timeframe.

Employees

As of March 31, 2017, we had a total of one employee, Kevin Williams, who is considered a full-time employee. We also intend to contract with outside consultants from time to time to provide various services, and we intend to seek other consultants, on an independent contractor basis, to perform services in furtherance of our planned operations. Our employee is not represented by a labor union. We consider our relationship with our employee to be good, as he is a founder and an officer and director of the Company.

LEGAL PROCEEDINGS

The Company is not involved in any pending legal proceeding nor is it aware of any pending or threatened litigation against us.

DETERMINATION OF OFFERING PRICE

The offering price of $0.50 per share has been determined arbitrarily by the Directors of the Company. The price does not bear any relationship to the Company assets, book value, earnings, or other established criteria for valuing a company. In determining the number of shares to be offered and the offering price the board took into consideration our capital structure and the amount of money it would need to implement the Company business plans. Accordingly, the offering price should not be considered an indication of the actual value of its securities.

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DILUTION

Dilution of the Price You Pay for Your Shares

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering.

Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

As of September 30, 2016, the net tangible book value of the Company shares was $(23,039).

MINIMUM OFFERING

Upon receipt of proceeds from the Minimum amount of this offering ($500,000), the pro forma net tangible book value of the 14,000,000 shares to be outstanding will be $376,961, or approximately $.0269 per share. Accordingly, the pro forma net tangible book value of the shares held by the existing stockholders (13,000,000 shares) will be increased by an average of $.0287 per share without any additional investment on their part. The purchasers of shares in this offering will incur immediate dilution (a reduction in the pro forma net tangible book value per share from the offering price of $.50 per Share) of $.4731 per share. As a result, after completion of the minimum offering, the pro forma net tangible book value of the shares held by purchasers in this offering would be $.0269 per share, reflecting an immediate reduction in the $.50 price per share they paid for their shares.

After completion of the minimum offering, the existing stockholders will own 92.9% of the total number of shares then outstanding and the purchasers of the minimum amount of shares offered hereby will own 7.1% of the total number of shares then outstanding, for which they will have made a cash investment of $500,000, or $.50 per Share.

MAXIMUM OFFERING

Upon receipt of proceeds from the Maximum amount of this offering ($2,000,000), the pro forma net tangible book value of the 18,000,000 shares to be outstanding will be $1,876,961, or approximately $.1043 per share. Accordingly, the pro forma net tangible book value of the shares held by the existing stockholders (13,000,000 shares) will be increased by an average of $.1061 per share without any additional investment on their part. The purchasers of shares in this offering will incur immediate dilution (a reduction in the pro forma net tangible book value per share from the offering price of $.50 per Share) of $.3957 per share. As a result, after completion of the maximum offering, the pro forma net tangible book value of the shares held by purchasers in this offering would be $.1043 per share, reflecting an immediate reduction in the $.50 price per share they paid for their shares.

After completion of the maximum offering, the existing stockholders will own 72.2% of the total number of shares then outstanding and the purchasers of the maximum amount of shares offered hereby will own 27.8% of the total number of shares then outstanding, for which they will have made a cash investment of $2,000,000, or $.50 per Share.

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The following tables illustrate the per share dilution to the new investors if 100%, (Maximum) and 25% (Minimum) of the shares listed in this offering are sold.

	Minimum Offering	Maximum Offering

Public Offering Price per Share	$.50	$.50

Pro forma Net Tangible Book Value Prior to this Offering	$(23,039)	$(23,039)
Pro forma Net Tangible Book Value After this Offering	$376,961	$1,876,961
Increase in Pro forma Net Tangible Book Value per Share Attributable to cash payments from purchasers of the shares offered	$.0287	$.1061
Immediate Dilution per Share to New Investors	$.4731	$.3957

The following tables summarize the number and percentage of shares purchased, the amount and percentage of consideration paid and the average price per Share paid by the existing stockholders and by new investors in this offering if 100% (Maximum Offering), and 25% (Minimum Offering) of the shares are sold:

If 100% of the shares are sold (Maximum-5,000,000 shares):

	Total
	Price	Number of	Percent of	Consideration
	Per Share	Shares Held	Ownership	Paid
Investors in
This Offering	$.50	5,000,000	27.8%	$2,000,000

If 50% of the shares are sold (2,000,000 shares):

If 25% of the shares are sold (Minimum - 1,000,000 shares):

	Total
	Price	Number of	Percent of	Consideration
	Per Share	Shares Held	Ownership	Paid
Investors in
This Offering	$.50	1,000,000	7.1%	$500,000

	Minimum Offering	Maximum Offering
Initial price to public	$500,000	$2,000,0000
Net tangible book value as September,30, 2016	(23,039)	(23,039)
Increase in net tangible book value per share attributable to new investors	.0287	.1061
As adjusted net tangible book value per share after this offering	.0269	.1043
Dilution in net tangible book value per share to new investors	(.4731)	(.3957)

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PLAN OF DISTRIBUTION

Offering will be Sold by Our Officers and Directors

This is a self-underwritten offering. This Prospectus is part of a Prospectus that permits our officers and directors to sell the Shares directly to the public, with no commission or other remuneration payable for any Shares sold. There are no plans or arrangements to enter into any contracts or agreements to sell the Shares with a broker or dealer. After the effective date of this prospectus, Mr. Williams, who will be the sole officer and director engaged in selling the Shares, intends to advertise through personal contacts, telephone, and hold investment meetings. Mr. Eaton will not be involved in selling the Shares. We do not intend to use any mass-advertising methods such as the Internet or print media. Mr. Williams may also distribute the prospectus to potential investors at meetings, to their business associates and to their friends and relatives who are interested in the Company as a possible investment. In offering the securities on our behalf, Mr. Williams will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

Mr. Williams will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth the conditions under which a person associated with an Issuer, may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer:

a. Mr. Williams is an officer and director and is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39)of the Act, at the time of his participation; and

b. Mr. Williams is an officer and director and will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

c. Mr. Williams is an officer and director and is not, nor will he be at the time of his participation in the offering, an associated person of a broker-dealer; and

d. Mr. Williams is an officer and director and meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our Company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) (a) (4) (iii).

Our officers and directors do not intend to purchase any shares in this offering. However, our majority shareholder may participate in this offering after we have sold the minimum of $500,000 (Minimum Offering).

Terms of the Offering

The Company is offering, on a best-efforts, self-underwritten basis, a minimum of 1,000,000 and a maximum of 4,000,000 shares of its common stock.

The Company is offering, on a best-efforts, self-underwritten basis, a minimum of 1,000,000 and a maximum of 4,000,000 shares of its common stock at a price of $.50 per share. The price of $.50 per share is fixed for the duration of the offering. There is no minimum investment required from any individual investor. This is the initial offering of Common Stock of the Company and no public market exists for the securities being offered. The shares are intended to be sold directly through the efforts of Kevin B. Williams, our sole officer and director. No commission or other compensation related to the sale of the shares will be paid to our officers and directors. Mr. Williams intends to advertise through personal contacts, telephone, and hold investment meetings. We do not intend to use any mass-advertising methods such as the Internet or print media. Mr. Williams will also distribute the prospectus to potential investors at meetings, to his business associates and to his friends and relatives who are interested in The Company as a possible investment. The shares are being offered for a period not to exceed 90 days (unless extended for an additional 90 days in the sole discretion of the Company). If the Minimum Offering is not achieved within 90 days of the date of this prospectus, all subscription funds from the escrow account will be returned to investors promptly within 5 days without interest (since the funds are being held in a non-interest bearing account) or deduction of fees. The offering may terminate on the earlier of: (i) the date when the sale of all 4,000,000 shares is completed, (ii) any time after the minimum offering of 1,000,000 shares is achieved, or (iii) 90 days from the effective date of this document. For more information, see the section titled “Plan of Distribution” and “Use of Proceeds” herein.

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The subscription proceeds from the sale of the shares in this offering will be payable to “Branch Banking and Trust Company Trust Account f/b/o the Company, Inc.” (Escrow Agent) and will be deposited in a separate non-interest bearing bank account (limited to funds received on behalf of the Company) until the minimum offering proceeds are received. No interest will be available for payment to either the Company or the investors (since the funds are being held in a non-interest bearing account). All subscription funds will be held in trust pending the achievement of the minimum offering and no funds shall be released to the Company until such a time as the minimum proceeds are received (see the section titled "Plan of Distribution" herein). Any additional proceeds received after the minimum offering is achieved will be immediately released to the Company by the Escrow Agent. Written notice will be mailed to each investor that the minimum offering amount has been received and the offering proceeds have been distributed to the Company. All subscription agreements and checks should be payable to and delivered to the Escrow Agent at: Branch Banking and Trust Company, 223 West Nash Street, Wilson, NC 27893, Attention: Corporate Trust Services. Failure to do so will result in checks being returned to the investor who submitted the check.

There can be no assurance that all, or any, of the shares will be sold. As of the date of this Prospectus, the Company has not entered into any agreements or arrangements for the sale of the shares with any broker/dealer or sales agent. However, if the Company were to enter into such arrangements, the Company will file a post-effective amendment to disclose those arrangements because any broker/dealer participating in the offering would be acting as an underwriter and would have to be so named in the prospectus.

In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which the Company has complied. The purchasers in this offering and in any subsequent trading market must be residents of such states where the shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available. As of the date of this Prospectus, the Company has identified Nevada and California as the states where the offering will be sold.

Deposit of Offering Proceeds

The subscription proceeds from the sale of the shares in this offering will be payable to “Branch Banking and Trust Company.” and will be deposited in a separate (limited to funds received on behalf of the Company) non-interest bearing trust bank account (“Escrow Account”). Subscription agreements and checks should be delivered to Branch Banking and Trust Company, 223 West Nash Street, Wilson, NC 27893, Attention: Corporate Trust Services. Failure to do so will result in checks being returned to the investor, who submitted the check. All subscription funds will be held in the Escrow Account pending the achievement of the Minimum Offering and no funds shall be released to the Company until such a time as the minimum proceeds are raised (see the section titled "Plan of Distribution" herein). Any additional proceeds received after the minimum offering is achieved will be immediately released to the Company by the Escrow Agent. If the minimum offering is not achieved within 90 ( and the Company does not extend the offering period for an additional 90 days of the date of this prospectus, all subscription funds from the escrow account will be returned to investors promptly without interest (since the funds are being held in a non-interest bearing account) or deduction of fees. This offering may terminate on the earlier of: (i) the date when the sale of all 4,000,000 shares is completed, (ii) any time after the minimum offering of 1,000,000 shares is achieved, or (iii) 90 days from the effective date of this Prospectus, unless extended at the discretion of the Company for an additional 90 days.

Procedures and Requirements for Subscription

Prior to the effectiveness of the Registration Statement, the Issuer has not provided potential purchasers of the securities being registered herein with a copy of this prospectus. Investors can purchase common stock in this offering by completing a Subscription Agreement (attached to this Prospectus as Exhibit __) and sending it together with payment in full to “Branch Banking and Trust Company f/b/o the Company, Inc.” All payments are required in the form of United States currency either by personal check, bank draft, bank wire, or by cashier’s check. There is no minimum investment by any individual investor of shares required to be purchased. the Company reserves the right to either accept or reject any subscription. Conditions for the acceptance of a subscription agreement include an acceptable method of payment, completion of a subscription agreement, and funds must come through the efforts of our President Kevin B. Williams as acceptance of funds in any other event would fall outside the procedures set forth in this registration. Any subscription rejected within this 30-day period will be returned to the subscriber within five business days of the rejection date. Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber. Once the Company accepts a subscription, the subscriber cannot withdraw it.

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Penny Stock

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

•	that a broker or dealer approve a person's account for transactions in penny stocks; and

•	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

•	obtain financial information and investment experience objectives of the person; and

•	make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

•	sets forth the basis on which the broker or dealer made the suitability determination; and

•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

•	disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

In addition, the penny stock rules require that prior to effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, (ii) a written agreement to transactions involving penny stocks, and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our securities, and therefore our stockholders may have difficulty selling their shares.

Blue Sky Restrictions on Resale

When a selling security holder wants to sell shares of our common stock under this Prospectus in the United States, the selling security holder will need to comply with state securities laws, also known as “blue sky laws”, with regard to secondary sales. All states offer a variety of exemptions from registration of secondary sales. Many states, for example, have an exemption for secondary trading of securities registered under section 12(g) of the Exchange Act or for securities of issuers that publish continuous disclosure of financial and non-financial information in a recognized securities manual, such as Standard & Poor’s. The broker for a selling security holder will be able to advise the stockholder as to which states have an exemption for secondary sales of our common stock.

Any person who purchases shares of our common stock from a selling security holder pursuant to this Prospectus, and who subsequently wants to resell such shares will also have to comply with blue sky laws regarding secondary sales.

When this Registration Statement becomes effective, and a selling security holder indicates in which state(s) he desires to sell his shares, we will be able to identify whether he will need to register or may rely on an exemption from registration.

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These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules will discourage investor interest in and limit the marketability of our common stock.

DESCRIPTION OF SECURITIES TO BE REGISTERED

The Articles of Incorporation, dated June 2, 2016, authorizes 75,000,000 shares of capital stock, par value $0.001 per share.

Common Stock

The Company’s authorized capital stock consists of 75,000,000 shares of common stock, $.001 par value. The holders of Company common stock (i) have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by its Board of Directors; (ii) are entitled to share in all of its assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of its affairs; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote. As of the date of this Prospectus, there are 14,000,000 shares of our Common issued and outstanding.

Voting Rights

Directors of the Company are elected at the annual meeting of stockholders by a plurality of the votes cast at the election. Holders of shares of the Company’s common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of its directors. After this offering is complete and presuming all the 4,000,000 shares are sold, of which there can be no assurance, the present stockholders will own 14,000,000, or 77.778%, of its outstanding shares and the purchasers in this offering will own, in the aggregate, 4,000,000, or 22.222%, of its outstanding shares. Stockholders have no pre-emptive rights.

Dividend Policy

We intend to retain future earnings, if any, to finance the operation and expansion of our business and do not anticipate paying any cash dividends on our common shares in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, business prospects and other factors the board of directors deems relevant. In addition, our existing indebtedness restricts our ability to pay dividends, and our ability to pay dividends may also be restricted by the terms of any future credit agreement or any future debt or preferred equity securities of ours or of our subsidiaries, if any. Under our Bylaws, each common share is entitled to dividends if, as and when dividends are declared by our board of directors, subject to any preferred dividend right of the holders of any preference shares.

As of the date of this prospectus, the Company has not paid any cash dividends to stockholders. It is the Company’s present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in its business operations.

Liquidation Rights.

In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then-outstanding shares of preferred stock that may be created in the future.

Other Rights.

Holders of common stock have no preemptive, conversion or subscription rights and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may create in the future.

Transfer of Shares

Our board of directors may in its absolute discretion and without assigning any reason refuse to register the transfer of a share that it is not fully paid. The board of directors may also refuse to recognize an instrument of transfer of a share unless it is accompanied by the relevant share certificate and such other evidence of the transferor’s right to make the transfer as the board of directors shall reasonably require. Subject to these restrictions, a holder of common shares may transfer the title to all or any of such holder’s common shares by completing a form of transfer in the form set out in the bye-laws (or as near thereto as circumstances admit) or in such other common form as the board may accept. The instrument of transfer must be signed by the transferor and transferee, although in the case of a fully paid share the board of directors may accept the instrument signed only by the transferor.

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SHARES ELIGIBLE FOR FUTURE SALE

Immediately prior to this offering, there was no public market for our common shares. We cannot predict the effect, if any, future sales of common shares, or the availability for future sale of our common shares, will have on the market price of our common shares prevailing from time to time. Future sales of substantial amounts of our common shares in the public market, or the perception that such sales may occur, could adversely affect the market price of our common shares.

Upon the closing of this offering, we will have outstanding an aggregate of 18,000,000 (assuming the sale of the maximum offered) or 15,000,000 (assuming the sale of the minimum offered). Of these common shares, all of the common shares sold in this offering, up to a total of 4,000,000 shares, will be freely tradable without restriction or further registration under the Securities Act, except for any common shares purchased by our “affiliates,” as that term is defined in Rule 144 under the Securities Act, whose sales would be subject to the Rule 144 resale restrictions described below, other than the holding period requirement.

The entire 14,000,000 common shares currently issued and outstanding will be “restricted securities,” as that term is defined in Rule 144 under the Securities Act. These restricted securities are eligible for public sale only if they are registered under the Securities Act or if they qualify for an exemption from registration under Rules 144 or 701 under the Securities Act.

Rule 144

Affiliate Resales of Restricted Securities

In general, beginning 90 days after the effective date of the registration statement of which this prospectus is a part, a person who is an affiliate of ours, or who was an affiliate at any time during the 90 days before a sale, who has beneficially owned common shares for at least six months would be entitled to sell in “broker’s transactions” or certain “riskless principal transactions” or to market makers, a number of common shares within any three-month period that does not exceed the greater of:

•	1% of the number of common shares then outstanding, which will equal approximately 150,000 common shares (assuming sale of the minimum offered) or 180,000 common shares (assuming sale of the maximum offered); or

•	the average weekly trading volume in our common shares in the public marketplace where the shares are readily quoted and traded (e.g., OTCQB) during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Affiliate resales under Rule 144 are also subject to the availability of current public information about us. In addition, if the number of common shares being sold under Rule 144 by an affiliate during any three-month period exceeds 5,000 shares or has an aggregate sale price in excess of $50,000, the seller must file a notice on Form 144 with the Securities and Exchange Commission.

Non-Affiliate Resales of Restricted Securities

In general, beginning 90 days after the effective date of the registration statement of which this prospectus is a part, a person who is not an affiliate of ours at the time of sale, and has not been an affiliate at any time during the three months preceding a sale, and who has beneficially owned common shares for at least six months but less than a year, is entitled to sell such common shares subject only to the availability of current public information about us. If such person has held our shares for at least one year, such person can resell under Rule 144(b)(1) without regard to any Rule 144 restrictions, including the 90-day public company requirement and the current public information requirement.

Non-affiliate resales are not subject to the manner of sale, volume limitation or notice filing provisions of Rule 144.

Transfer Agent and Registrar

The Company is the transfer agent and registrar for our common stock. Upon completion of this offering, the Company intends to engage an independent transfer agent and registrar

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INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Prospectus as having prepared or certified any part thereof or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of our common stock was employed on a contingency basis or had or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in us. Additionally, no such expert or counsel was connected with us as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Experts

The audited financial statements and the related statements of operations, stockholders’ equity and cash flows for the period from inception on June 2, 2016 through September 30, 2016, included in this prospectus have been audited by MaloneBailey, LLP, a Certified Public Accounting Firm. Included are the financial statements in reliance on their report, given upon their authority as experts in accounting and auditing.

Legal Matters

Michael J. Morrison, Chtd., has passed upon the validity of the shares being registered and offered. His opinion is exhibit 5.1 to the registration statement of which this Prospectus is a part.

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DESCRIPTION OF PROPERTY

The Company operations are currently being conducted at the office of Kevin B. Williams located at 3933 Clayton Road West, Fort Worth, Texas, 76116. At no cost to the Company. The Company intends to relocate its office upon the receipt of the maximum proceeds of this offering. In the event we receive only the minimum proceeds from this offering, we will continue to conduct our operations at the office of Mr. Williams.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is currently no public market for our common stock. We anticipate making an application for quotation of our common stock on the OTCQB upon: (i) the effectiveness of the registration statement of which this Prospectus forms a part; and (ii) our obtaining a sufficient number of stockholders to enable our common stock to become quoted on the OTCQB. However, we can provide no assurance that our shares will be quoted on the bulletin board or, if quoted, that a public market will materialize.

There is currently no trading market for our common stock and there is no assurance that a regular trading market will ever develop. OTCQB securities are not listed and traded on the floor of an organized national or regional stock exchange. Instead, OTCQB securities transactions are conducted through a telephone and computer network connecting dealers. OTCQB issuers are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

To have our common stock listed on any of the public trading markets, including the OTCQB, we will require a market maker to sponsor our securities. We have not yet engaged any market maker to sponsor our securities and there is no guarantee that our securities will meet the requirements for quotation or that our securities will be accepted for listing on the OTCQB. This could prevent us from developing a trading market for our common stock.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks (see “Penny Stocks” on page 32).

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

FORWARD LOOKING STATEMENTS AND ASSOCIATED RISK

The information contained in this Form S-1 presumes that readers have access to, and will have read the, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other information contained herein. The following discussion and analysis also should be read together with our financial statements and the notes to the financial statements included elsewhere in this Form S-1.

Throughout this Form S-1, the terms “we,” “us” and “our” refers to Wellspring Aerospace International and unless the context otherwise requires, the “Company”, “we”, “us,” and “our,” also refers to Wellspring Aerospace International.

Overview

The Company will seek to design, develop and manufacture a turboprop cargo aircraft, which the Company has designated as the "CA-6". The CA-6 is planned to incorporate a mission-specific design that we intend to be a high-efficiency purpose built freighter: we plan to engineer and design a fuel efficient twin engine turboprop with economic efficiencies that are intended to compete with aircraft currently in the market. There is no assurance that we will be successful in achieving our intended results. We will seek to design the aircraft to facilitate faster loading and unloading times by accommodating standard wide body shipping containers received from freighters. We will also seek to design the CA-6 to be a cost-effective method of transporting containerized freight in the 200 to 800 nautical mile range.

In this offering, the Company is only seeking funds which the Company believes will be sufficient to perform the initial design phase of the Company’s planned operations, which is $2 million less expenses of 100,000, for net proceeds of $1,900,000. The Company believes that, if it is able to fully and successfully complete the initial design phase, it believes such completion will demonstrate the viability and functionality of the CA-6, such that the Company will be able to discuss future development activities and financial requirements with major aircraft manufacturers or end-users. And, at that point, the Company believes it will be able to attract sufficient interest from the aircraft freight industry, with associated financial resources necessary to continue to pursue its proposed business operations. There is no assurance that the Company will successfully complete the initial design phase, or if completed, it will be able to attract any interest from the aircraft freight industry or associated financial resources. In such event, the Company will not be able to continue operations and will be forced to liquidate and dissolve, in which event the investors will lose their entire investment.

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Initial Design Phase - $1.9M

Use of Proceeds (100% sale of shares - $1,900,000)	Amount
(i) Engineering for the CA-6 aircraft	$ 1,300,000 (1)
(ii) Preliminary Research and Marketing	$ 300,000
(iii) Pursuing Additional Funding	$ 100,000
(iv) Miscellaneous CA6 development activities	$ 200,000

(1) The Company plans to use $1.3 million of these proceeds to engage experienced professional aviation consulting, engineering and design firms, on an independent contractor basis, to carry out our initial design phase.

There is no assurance that we will be successful in raising sufficient financing, locating and engaging aviation professionals to perform the necessary tasks or otherwise achieving our planned business operations or intended results.

Going Concern:

In its audited financial statements, as of March 31, 2017, the Company was issued an opinion by its auditors that raised substantial doubt about the ability to continue as a going concern based on the Company’s current financial position.

The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations, and the attainment of profitable operations. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

During the period ended March 31, 2017, the Company has an accumulated deficit of $117,102.

Immediate Plan of Operation:

At present management, will concentrate on the completion of the Registration Statement while concurrently preparing to execute upon our business plan. This will occur regardless of how many offered shares are sold in this offering.

Continuing Plan of Operation (0-12 months):

During the first 12 months, we plan to engage third-party engineering and design firms, on and independent contractor basis, to perform our planned engineering and design of the CA-6. Although we have discussed the project with several engineering and design firms, we have not yet entered into any arrangement or agreement for such services, and will not do so unless and until we raise the minimum of $500,000 in this offering, of which there can be no assurance. We estimate that we will need approximately $1.3 million in order to engage a third-party engineering and design firm to perform our planned engineering and design of the CA-6, performing the material steps set forth in our plan of operations, but in the event we are able to raise the minimum of $500,000 this offering, we intend to use $350,000 to engage a third-party engineering and design firm to perform the initial phases of our planned engineering and design of the CA-6.

Future Plans

The following sets forth the Company's expected time line for the development of the CA-6, commencing on the date of the receipt of the minimum proceeds of this Offering:

6 months - Completion of software for the initial engineering designs of the CA-6.

6 months - Perform engineering design work and creation of 2 scale models of the CA-6 for wind tunnel testing, preliminary wind tunnel testing and completion of initial design review.

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8 months - Preliminary design phase changes and modifications before final engineering designs are completed.

10 months - Detailed designs and development and engineering drawings completed.

10 to 12 months - Final wind tunnel testing and completion of IDP.

12 through 30 months - CA-6 Pre-Production Test Aircraft manufacturing and assembly commenced and completed.

30 through 60 months - United States Federal Aviation Administration ("FAA") testing and Certification of the CA-6.

The Company will have to obtain equity and or debt financing of approximately $150 million necessary to fully execute its business plans, and be in a position to manufacture the CA-6 aircraft, as planned. There can be no assurance that the Company will be able to secure any or all of such financing. Further, if such financing is not obtained by the Company, the Company will have to interrupt its business plans and may have to cease its business operations until such time, if at all, as the necessary financing becomes available.

Challenges

Wellspring will face a challenging task with the FAA in certifying the CA6 aircraft. The tedious process of acquiring a type certificate is costly and time consuming. Wellspring will have to rely upon third-party aircraft certification consultants to perform this process. We have not yet engaged any firm to provide these services, but intends to do so upon receipt of the minimum proceeds of this offering.

A large, well-established aerospace company could put pressure on the CA6 program, but currently there we are aware of no manufacturers of turboprop regional aircraft with plans to design a new regional cargo plane. The Company will seek to fill this current void, but there is no assurance we will be able to do so.

The Competition

The Company faces potential challenges and competition from all manufactures of aircraft, all of which are larger, better funded, more experienced and in a better market position than the Company. There is no assurance that the proposed aircraft will be competitive with the aircraft manufactured by competitors, especially since it will be approximately five years before the CA-6 aircraft is manufactured and available to sell.

Third-Party Suppliers of Services, Supplies and Production Equipment

Since we have no plans to engage in the actual manufacturing of our proposed aircraft, we will have to enter into arrangements and agreements with current aerospace manufacturers. However, we do not have any arrangements or agreements with any such manufacturers and there can be no assurance that we will obtain any agreements with these manufacturers, and even if we did, that we would have sufficient financing to pay these manufacturers, or any required sub-contractors and suppliers. If we are not able to obtain arrangements or agreements with such manufacturers, we will not be able to carry out our business plans.

Results of Operations

Our financial statements have been prepared assuming that we will continue as a going concern and, accordingly, do not include adjustments relating to the recoverability and realization of assets and classification of liabilities that might be necessary should we be unable to continue in operations. We expect that we will require additional capital to meet our operating requirements. We expect to raise additional capital through the sale of equity and borrowings.

For the six months period ended March 31, 2017, we had no revenues and had general and administrative expenses of $81,063.

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Liquidity and Capital Resources

The Company's financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.

The Company has a minimum cash balance available for payment of ongoing operating expenses and has incurred losses since inception and anticipates future losses in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern. Its continued existence is dependent upon its ability complete this Offering and to obtain additional debt or equity financing. There can be no assurance the necessary debt or equity financing will be available, or will be available on terms acceptable to the Company.

The Company had $1,398 in cash at March 31, 2017, with a working capital deficit of ($94,102). Until we receive the proceeds of this Offering, of which there can be no assurance, the Company will rely upon short term loans and advances from our largest shareholders to finance the operations of the business while awaiting the proceeds of this Offering.

For the six months period ended March 31, 2017:

Net cash used in operating activities	$(80,063)
Net cash provided by financing activities	59,245
Net decrease in cash	$(20,818)

Cash Flows from Operating Activities

Net cash used in operating activities was $80,063 for the period ended March 31 2017. These activities included general and administrative expenses incurred for professional fees and other administrative expenses necessary for the formation of the Company and for raising capital.

Cash Flows from Financing Activities

We have financed our operations for the period ending March 31, 2017 with related party borrowings totaling $95,500 and from the issuance of 13,000,000 of our common shares for $13,000.

In January, 2017, (i) the president loaned an additional $1,750 to the Company, the amount borrowed is due on demand and non-interest bearing, and (ii) a related party loaned $17,500 to the Company, the amount borrowed is due on demand and non-interest bearing.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have any current or future effect on our financial condition.

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DIRECTORS AND EXECUTIVE OFFICERS

Our Bylaws state that our authorized number of directors shall be not less than one and shall be set by resolution of our Board of Directors. Our Board of Directors has fixed the number of directors at two, and we currently have two directors.

Directors of the Company are elected by the stockholders to a term of one year and serve until their successors are elected and qualified. Officers of the Company are appointed by the Board of Directors to a term of one year and serve until their successors are duly appointed and qualified, or until the officer is removed from office. The Board of Directors has no nominating, auditing or compensation committees.

The name, address, age and position of the Company’s sole officer and director is set forth below:

Name and Address	Age	Position(s)

Kevin B. Williams 3933 Clayton Road West, Fort Worth, Texas, 76116	55	Director, president, secretary, chief financial officer & treasurer

Edward F. Eaton 716 N Tatnall St. #400 Wilmington, DE 19801	68	Director

The persons named above are expected to hold said offices/positions until the next annual meeting of our stockholders. The persons named above are the Company’s only officers, directors, promoters, and are also deemed to be control persons. Below is the business experience of each above listed individuals.

Background Information about Our Officers and Directors

Kevin B. Williams.  Mr. Williams is a founder of the Company and has served as its president, treasurer, chief financial officer, Chief Executive Officer and as a director since inception of the Company in June 2016. From 2008 to the date of this Prospectus, Kevin B. Williams has been a self-employed entrepreneur. His principal business is oil and gas production and managing his personal investments. From 1982 to 1987, Mr. Williams was initially employed as a loan officer at a financial institution. From 1988 to 1997, he was employed by DRC Securities, Inc., serving as the firm’s Principal and Financial Principal. In that capacity, he managed all NASD/FINRA reporting requirements, opened 7 branch offices, and supervised more than 100 employees. In 1997, Mr. Williams founded Crosslands Energy, Inc. ("Crosslands").  Crosslands developed and drilled in excess of 35 Oil & Gas wells in Texas, Oklahoma, & Kansas. Mr. Williams was, and remains, CEO of Crosslands. Since 2008, he has been in charge of the purchasing/leasing of mineral rights, and arranging funding. He also oversaw all drilling activity, budgeting & cash flow management associated with each drilling program. Crosslands is no longer involved in drilling and exploration and is strictly a production company that receives monthly income from Oil & Gas sales; it has no daily operations and is simply maintained as an entity in order to receive and disburse monthly income. In addition, from 2008 to 2015, Mr. Williams provided business brokerage services to help mid-size companies, including business valuations, marketing consulting services and consultation services related to packaging the company for sale. Mr. Williams also founded NetVoiceTelecom, a private company engaged in the business of providing prepaid phone cards that were marketed and sold in Mexico for phone traffic from Mexico to the USA. The company also originated VOIP long distance phone traffic for regional long distance call providers in the USA for calls originating in the USA and terminating in India through telephone switches that Mr. Williams purchased and sent to Banglore, India. Mr. Williams sold his interest in the company in 2011. From 2013 to present, Mr. Williams served as an officer and director of Utilicraft Aerospace Industries, Inc., which, at the time Mr. Williams became officer and director, had no business plan or operations and insufficient financing to engage in any operations. Mr. Williams was unsuccessful in reorganizing Utilicraft. Utilicraft became a public company in 2006, and was fully reporting under the Exchange Act, it has had no business or revenue since 2010, has been inactive since 2013, has filed no SEC reports since 2013 and is an inactive company. Mr. Williams plans to devote approximately 95% of his time to Wellspring’s affairs.

Edward F. Eaton. Mr. Eaton is a founder of the Company and has served as its Secretary and as a director since inception of the Company in June 2016. For the past five years, and since 1975, Edward F Eaton has been practicing law. Mr. Eaton received a. B.A. degree in English from Cornell University in 1970, a Juris Doctor degree from Temple University School of Law in 1975, and was admitted to practice in the State of Pennsylvania 1975, and in the State of Delaware in 1976. From 2004 to present, Mr. Eaton served as a director of Utilicraft Aerospace Industries, Inc., which attempted to enter into in the aviation industry, but terminated its operations based on its lack of a business plan and lack of sufficient financial resources to continue active operations. From 2013 to present, Mr. Eaton was unsuccessful in reorganizing Utilicraft., Although Utilicraft became a public company in 2006, and was fully reporting under the Exchange Act, it has had no business or income since 2010, has been inactive since 2013, has filed no SEC reports since 2013 and is an inactive company. Mr. Eaton has been licensed to practice law for 41 years, plans to continue to practice law and plans to devote approximately 10 hours per week to the business of the Company. Mr. Eaton will not receive compensation for his services.

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Our Company believes that Mr. Williams’ educational background, experience in business and other financial matters give him the qualifications and skills necessary to serve as Director, President, Treasurer, Chief Financial Officer and CEO of our Company. Additionally, our Company believes that Mr. Eaton’s educational background in law and business, together with his experience in those areas qualify him to serve as Secretary and director of our Company.

Corporate Governance

We do not have a standing audit, compensation or nominating committee, but our entire Board of Directors acts in such capacities. We believe that our Board of Directors is capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. The Board of Directors of our Company does not believe that it is necessary to have a standing audit, compensation or nominating committee because we believe that the functions of such committees can be adequately performed by the Board of Directors. Additionally, we believe that retaining an independent director who would qualify as an “audit committee financial expert” would be overly costly and burdensome and is not warranted in our circumstances given the early stages of our development.

Director Independence

We have determined that we do not have a director that would qualify as an “independent director” as defined by Nasdaq Marketplace Rule 4200(a)(15).

Family Relationships

There are no family relationships among our officers, directors, or principal shareholders.

Code of Ethics and Code of Conduct

Upon completion of this offering, we will adopt a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.

When we do adopt a code of ethics, we will disclose it in a Current Report on Form 8-K.

Executive Compensation

We have no standard arrangement to compensate our director or officers for their services in their respective capacity as directors or officers. The director and officers are not paid for meetings attended. All travel and lodging expenses associated with corporate matters are reimbursed by us, if and when incurred. Currently, the director and officers receive and have received no funds or other cash considerations. There are no financial agreements with our executive officers at this time although we will reimburse them for reasonable expenses incurred during their performance. We will not pay compensation for attendance at meetings.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

We have not had any changes in or disagreements with our independent public accountants since our inception.

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EXECUTIVE COMPENSATION

The following table sets forth information concerning the compensation of our named executive officers from inception through September 30, 2016.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards	Non-Equity Incentive Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Kevin B. Williams President, Treasurer, Chief Financial Officer, CEO and Director	2016	0	0	0	0	0	0	0	0

Edward F. Eaton Secretary and Director	2016	0	0	0	0	0	0	0	0

Outstanding Equity Awards at Fiscal Year End

The following table provides information concerning equity awards as of our fiscal year end, September 30, 2016, held by each of our named executive officers.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested (#)	Equity Incentive Plan Awards: Number of Unearned Shares, Shares or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Shares or Other Rights That Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Kevin B. Williams President, Treasurer and Director	0	0	0	0	0	0	0	0	0

Edward F. Eaton Secretary and Director	0	0	0	0	0	0	0	0	0

Option Grants. No option grants have been exercised by the executive officers named in the Summary Compensation Table.

Aggregated Option Exercises and Fiscal Year-End Option Value. There have been no stock options exercised by the executive officers named in the Summary Compensation Table.

Long-Term Incentive Plan (“LTIP”) Awards. There have been no awards made to a named executive officers in the last completed fiscal year under any LTIP.

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Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, our director in such capacity.

Employment Agreements

We do not have any employment agreements with our officers or directors.

Equity Compensation Plans, Stock Options, Bonus Plans

No such plans or options exist. None have been approved or are anticipated. No Compensation Committee exists either.

Pension, Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits to our directors or executive officers. We have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of the Board of Directors or a committee thereof.

Other Directorships

Both of our directors hold directorships in Utilicraft Aerospace Industries, Inc., a company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such Act.

Board of Directors and Director Nominees

Since our Board of Directors does not include a majority of independent directors, the decisions of the Board regarding director nominees are made by persons who have an interest in the outcome of the determination. The Board will consider candidates for directors proposed by security holders, although no formal procedures for submitting candidates have been adopted. Unless otherwise determined, at any time not less than 90 days prior to the next annual Board meeting at which the slate of director nominees is adopted, the Board will accept written submissions from proposed nominees that include the name, address and telephone number of the proposed nominee; a brief statement of the nominee’s qualifications to serve as a director; and a statement as to why the security holder submitting the proposed nominee believes that the nomination would be in the best interests of our security holders. If the proposed nominee is not the same person as the security holder submitting the name of the nominee, a letter from the nominee agreeing to the submission of his or her name for consideration should be provided at the time of submission. The letter should be accompanied by a résumé supporting the nominee’s qualifications to serve on the Board, as well as a list of references.

The Board identifies director nominees through a combination of referrals from different people, including management, existing Board members and security holders. Once a candidate has been identified, the Board reviews the individual’s experience and background and may discuss the proposed nominee with the source of the recommendation. If the Board believes it to be appropriate, Board members may meet with the proposed nominee before making a final determination whether to include the proposed nominee as a member of the slate of director nominees submitted to security holders for election to the Board.

Some of the factors which the Board considers when evaluating proposed nominees include their knowledge of and experience in business matters, finance, capital markets and mergers and acquisitions. The Board may request additional information from each candidate prior to reaching a determination. The Board is under no obligation to formally respond to all recommendations, although as a matter of practice, it will endeavor to do so.

Conflicts of Interest

Our directors and officers are not obligated to commit their full time and attention to our business and, accordingly, they may encounter a conflict of interest in allocating their time between our future operations and those of other businesses. In the course of their other business activities, they may become aware of investment and business opportunities which may be appropriate for presentation to us as well as other entities to which they owe a fiduciary duty. As a result, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. They may also in the future become affiliated with entities, engaged in business activities similar to those we intend to conduct.

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In general, officers and directors of a corporation are required to present business opportunities to a corporation if:

•	the corporation could financially undertake the opportunity;

•	the opportunity is within the corporation’s line of business; and

•	it would be unfair to the corporation and its stockholders not to bring the opportunity to the attention of the corporation.

We plan to adopt a code of ethics that obligates our directors, officers and employees to disclose potential conflicts of interest and prohibits those persons from engaging in such transactions without our consent.

Significant Employees

Other than as described above, we do not expect any other individuals to make a significant contribution to our business.

Legal Proceedings

We are not aware of any pending or threatened legal proceedings to which we or of which any of our properties are the subject.

To the knowledge of our Company, during the past ten years, none of our director or executive officers:

(1)	has filed a petition under the federal bankruptcy laws or any state insolvency law, nor had a receiver, fiscal agent or similar officer appointed by the court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filings;

(2)	was convicted in a criminal proceeding or named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3)	was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting, the following activities:

(i)	acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, associated person of any of the foregoing, or as an investment advisor, underwriter, broker or dealer in securities, or as an affiliate person, director or employee of any investment company, or engaging in or continuing any conduct or practice in connection with such activity;

(ii)	engaging in any type of business practice; or

(iii)	engaging in any activities in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

(4)	was the subject of any order, judgment, or decree, not subsequently reversed, suspended, or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described above under this section, or to be associated with persons engaged in any such activities;

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(5)	was found by a court of competent jurisdiction in a civil action or by the SEC to have violated any federal or state securities law, and the judgment in such civil action or finding by the SEC has not been subsequently reversed, suspended, or vacated.

(6)	was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated.

(7)	Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

(i)	Any Federal or State securities or commodities law or regulation; or

(ii)	Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

(iii)	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

(8)	Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Except as set forth in our discussion below in “Certain Relationships and Related Transactions, and Director Independence – Transactions with Related Persons”, none of our directors, director nominees or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Audit Committee

We do not currently have an audit committee or a committee performing similar functions. The Board of Directors as a whole participates in the review of financial statements and disclosure.

Family Relationships

There are no family relationships among our officers, directors, or persons nominated for such positions.

Code of Ethics

We have not adopted a code of ethics that applies to our officers, directors and employees. When we do adopt a code of ethics, we will disclose it in a Current Report on Form 8-K.

Executive Compensation

We have no standard arrangement to compensate our director or officers for their services in their respective capacity as directors or officers. The director and officers are not paid for meetings attended. All travel and lodging expenses associated with corporate matters are reimbursed by us, if and when incurred. Currently, the director and officers receive and have received no funds or other cash considerations. There are no financial agreements with our executive officers at this time although we will reimburse them for reasonable expenses incurred during their performance. We will not pay compensation for attendance at meetings.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by the Company directors, officers and key employees, individually and as a group, and the present owners of 5% or more of its total outstanding shares. The table also reflects what the percentage of ownership will be assuming completion of the sale of all shares in this offering, which cannot be guaranteed. The stockholders listed below have direct ownership of their shares and possess sole voting and dispositive power with respect to the shares. Except as indicated in the footnotes to these tables, and as affected by applicable community property laws, all persons listed have sole voting and investment power for all shares shown as beneficially owned by them.

Unless otherwise indicated herein, beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes voting or investment power with respect to shares beneficially owned.

Common Stock

Name of Beneficial Owner	No. of Shares Before Offering	No. of Shares After Offering	Number of Securities Underlying Options that are Unexercised	Percentage of Ownership Before Offering (1)(2)	Percentage of Ownership After Offering (1)(2)	Percentage of Combined Voting Power of Common Stock Before Offering	Percentage of Combined Voting Power of Common Stock After Offering

Kevin B. Williams	1,170,000	1,170,000	0	9.0%	6.5%	9.0%	6.5%

Robert D. Boland	2,216,000	2,216,000	0	17.04%	12.31%	17.04%	12.31%

Edwin F Eaton	1,000,000	1,000,000	0	7.69%	5.55%	7.69%	5.55%

Scott Jacox	1,000,000	1,000,000	0	7.69%	5.55%	7.69%	5.55%

H. Clif Saylor	6,254,000	6,254,000	0	48.1%	34.74%	48.1%	34.74%

Ben Saylor	1,000,000	1,000,000	0	7.69%	5.55%	7.69%	5.55%

Kim Littlefield	360,000	360,000	0	2.77%	2.0%	2.77%	2.0%

____________________

(1)	Unless otherwise indicated, all shares are owned directly by the beneficial owner.
(2)	Based on 13,000,000 shares of common stock issued and outstanding prior to this Offering.

Future Sales by Principal Stockholders

A total of 2,170,000 Common shares have been issued to the Company’s officers and directors and are restricted securities, as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Act. Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing one year after their acquisition. Any sale of these shares (after applicable restrictions expire) may have a depressive effect on the price of our common stock in any market that may develop, of which there can be no assurance. The principal stockholders do not have any plans to sell their shares at any time after this offering is complete.

Long Term Incentive Plans

There are no long-term incentive plans.

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TRANSACTIONS WITH RELATED PERSONS,

PROMOTERS AND CERTAIN CONTROL PERSONS

The following includes a summary of transactions since June 2, 2016, to which we have been a party, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other arrangements, which are described under “Executive Compensation.” We also describe below certain other transactions with our directors, executive officers and shareholders.

The Company has entered into the following transactions with its officers, directors and 10% shareholders:

Share Purchases

Kevin Williams - Purchased 1,170,000 shares for .001 per share = $1,170

Edward F. Eaton - Purchased 1,000,000 shares for .001 per share = $1,000

Robert D. Boland - Purchased 2,216,000 shares for .001 per share = $2,216

H. Clif Saylor - Purchased 6,254,000 shares for .001 per share = $6,254

All purchases were completed in September 2016.

Loans

The largest shareholder, H. Clif Saylor, loaned the Company $35,000 and $10,000 on July 12, 2016 and September 13, 2016. The two notes are payable on demand, with 30 days’ notice and bear no interest. The shareholder loaned $2,050 and $5,000 more on November 15, 2016 and March 6, 2017. The two notes are payable on demand, with 30 days’ notice and bear no interest. As of March 31, 2017, the balance due is $52,050.

The president, Kevin Williams, who is a director of the company as well as a shareholder, advanced $755 and $500 to the Company on June 2, 2016 and June 16, 2016, respectively. The advances were converted to a note payable on June 16, 2016, in the amount of $1,255, and was paid back on October 15, 2016. The president advanced $700 and $16,000 more to the Company on December 12, 2016 and December 16, 2016, respectively. The advances were converted to a note payable on December 16, 2016 in the amount of $16,700, which is payable on demand with 30 days’ notice and bear no interest. The president advanced $1,750 more to the Company on January 24, 2017. The advance was converted to a note payable on January 24, 2017 in the amount of $1,750, which is payable on demand with 30 days’ notice and bear no interest. As of March 31, 2017, the balance due is $18,450.

The second largest shareholder, Robert D. Boland, loaned the Company $12,500, $5,000, and $7,500 on January 23, 2017, January 30, 2017, and February 21, 2017. The three notes are payable on demand, with 30 days’ notice and bear no interest. As of March 31, 2017, the balance due is $25,000.

The administrative office of the Company is provided free by Kevin B. Williams, the Company's Chief Executive Officer.

In January, 2017, the president loaned an additional $1,750 to the Company, the amount borrowed is due on demand and non-interest bearing.

In January, 2017, a related party loaned $17,500 to the Company, the amount borrowed is due on demand and non-interest bearing.

Except as stated above, we have not entered into any transaction involving our officers and directors or any entity controlled by them.

Except as stated above, to this date, there have been no agreements or transactions with the director/officers, nominees for election as directors, any principal security holders, or any relative or spouse of such named persons. There have been no transactions, or proposed transactions, which have materially affected or will materially affect us in which any director, executive officer, or beneficial holder of more than 10% of the outstanding common stock, or any of their respective relatives, spouses, associates or affiliates has had or will have any direct or material indirect interest.

Policies and Procedures for Related Person Transactions

Our board of directors intends to adopt a written related person transaction policy, to be effective upon the closing of this offering, setting forth the policies and procedures for the review and approval or ratification of related person transactions. This policy will cover, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, where the amount involved exceeds $10,000 in any fiscal year and a related person had, has or will have a direct or indirect material interest, including without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. In reviewing and approving any such transactions, our audit committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction and the extent of the related person’s interest in the transaction. All of the transactions described in this section occurred prior to the adoption of this policy.

47

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the By-Laws of the Company, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or other control person in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it, is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

WHERE YOU CAN FIND MORE INFORMATION

The Company has filed a registration statement on Form S-1, of which this prospectus is a part, with the U.S. Securities and Exchange Commission (the “SEC”). Upon the effectiveness of this registration statement, we will become subject to the informational requirements of the Exchange Act and, in accordance therewith, will file all requisite reports, such as Forms 10-K, 10-Q and 8-K, proxy statements, under Sec.14 of the Exchange Act, and other information as required. Such reports, proxy statements, this registration statement and other information, may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street NE, Washington, D.C. 20549. Copies of all materials may be obtained from the Public Reference Section of the SEC’s Washington, D.C. office at prescribed rates. You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330 Toll Free. The SEC also maintains an internet site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC at http://www.sec.gov. The Company will voluntarily provide electronic or paper copies of its filings with the SEC free of charge upon request.

FINANCIAL STATEMENTS

The Company’s fiscal year end is September 30th. The financial statements of the Company, commencing on page F-1, are included with this prospectus. These financial statements have been prepared on the basis of accounting principles generally accepted in the United States and are expressed in US Dollars. The financial information presented is for the fiscal period ended March 31, 2017.

48

INDEX TO FINANCIAL STATEMENTS

Financial Statements from inception through September 30, 2016:

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Wellspring Aerospace International, Inc.

Fort Worth, TX

We have audited the accompanying balance sheet of Wellspring Aerospace International, Inc. (the "Company") as of September 30, 2016, and the related statements of operations, stockholders' equity, and cash flows for the period from June 2, 2016 (Inception) through September 30, 2016. The Company's management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of September 30, 2016, and the related statements of operations, stockholders' equity, and cash flows for the period from June 2, 2016 (Inception) through September 30, 2016 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has incurred losses from operation since inception. This factor raises substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding those matters are described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ MALONEBAILEY, LLP

MALONEBAILEY, LLP

www.malone-bailey.com

Houston, Texas

December 6, 2016

F-2

Wellspring Aerospace International, Inc.

Balance Sheet

September 30, 2016

Assets
Current Assets
Cash	$22,216
Prepaid expenses	1,000
Total Current Assets	23,216

Total Assets	$23,216

Liabilities and Stockholders' Deficit

Current Liabilities
Notes payable - related parties	46,255
Total Current Liabilities	46,255

Total Liabilities	46,255

Stockholders' Deficit
Common stock, $0.001 par value, 75,000,000 shares authorized; 13,000,000 shares issued and outstanding	13,000
Accumulated deficit	(36,039)
Total Stockholders' Deficit	(23,039)

Total Liabilities and Stockholders' Deficit	$23,216

(The accompanying notes are an integral part of these financial statements)

F-3

Wellspring Aerospace International, Inc.

Statement of Operations

For the Period from June 2, 2016 (Inception) through September 30, 2016

Operating Expenses
General and administrative expenses	$36,039
Total operating expenses	36,039

Net loss	$(36,039)

Net loss per common share - basic and diluted	$(0.17)

Weighted average number of common shares outstanding during the period - basic and diluted	216,667

(The accompanying notes are an integral part of these financial statements)

F-4

Wellspring Aerospace International, Inc.

Statement of Stockholders' Deficit

For the Period from June 2, 2016 (Inception) through September 30, 2016

	Common Stock,		Additional		Total
	$0.001 Par Value		Paid In	Accumulated	Stockholders'
	Shares	Amount	Capital	Deficit	Deficit

Beginning Balance - June 2, 2016 (Inception)	–	$–	$–	$–	$–
Common stock issued for cash at par value	13,000,000	13,000	–	–	13,000
Net loss for the period	–	–	–	(36,039)	(36,039)
Balance - September 30, 2016	13,000,000	$13,000	$–	$(36,039)	$(23,039)

(The accompanying notes are an integral part of these financial statements)

F-5

Wellspring Aerospace International, Inc.

Statement of Cash Flows

For the Period from June 2, 2016 (Inception) through September 30, 2016

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(36,039)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
Prepaid expenses	(1,000)
Net Cash Used In Operating Activities	(37,039)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from notes payable - related parties	46,255
Proceeds from issuance of common stock	13,000
Net Cash Provided By Financing Activities	59,255

Net Increase in Cash	22,216

Cash - Beginning of Period	–

Cash - End of Period	$22,216

SUPPLEMENTARY CASH FLOW INFORMATION:
Cash Paid During the Period for:
Income Taxes	$–
Interest	$–

(The accompanying notes are an integral part of these financial statements)

F-6

Wellspring Aerospace International, Inc.

Notes to the Financial Statements

Note 1. Nature of Operations

Wellspring Aerospace International, Inc. (“Wellspring” or “the Company”) was incorporated in the State of Nevada on June 2, 2016.

The Company intends to provide support for the engineering and development of aerospace products, logistics and supply chain management. The Company intends to provide a host of aerospace engineering services that range from the conceptual design to the FAA certification and manufacturing plans of new aircraft programs and aerospace ventures.

Note 2. Summary of Significant Accounting Policies

Basis of Presentation

These financial statements and notes are presented in accordance with accounting principles generally accepted in the United States. The Company’s fiscal year end is September 30.

Stock-based compensation

The Company recognizes all forms of share-based payments, including stock option grants, warrants, and restricted stock grants, which are based on the estimated number of awards that are ultimately expected to vest,  using a fair-value-based method and measurement date as required by ASC 718 and ASC 505, and therefore all awards to employees and non-employees will be recorded at fair value on the date of the grant and expensed over the period of vesting. The Company uses the Black-Scholes option pricing model to estimate the fair value of each stock option at the date of grant. Any consideration paid by the option holders to purchase shares is credited to capital stock.

The Company has not issued any stock-based compensation to date.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company regularly evaluates estimates and assumptions related to the recoverability of long-lived assets, donated expenses and deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Cash

The Company considers all highly liquid instruments purchased with a maturity of three months or less and money market accounts to be cash equivalents. The Company had no cash equivalents at September 30, 2016.

Loss Per Share

The Company computes net loss per share in accordance with ASC 260 " Earnings per Share ". ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders by the weighted average number of common shares outstanding during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period including stock options, using the treasury stock method, and convertible preferred stock, using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential common shares if their effect is anti-dilutive. As of September 30, 2016 there were no common stock equivalents.

F-7

Income Taxes

The Company accounts for income taxes using the asset and liability approach, as prescribed by ASC 740. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date..

The calculation of our tax liabilities involves dealing with uncertainties in the application of complex tax laws and regulations. We will record unrecognized tax benefits as liabilities in accordance with ASC 740 and adjust these liabilities when our judgement changes as a result of new information not previously available. These differences will be reflected as increases or decreases to income tax expense in the period in which new information is available.

Related Parties

The Company follows ASC 850, “Related Party Disclosures,” for the identification of related parties and disclosure of related party transactions. See notes 5 and 6.

Recent Accounting Pronouncements

There are no new accounting pronouncements that are expected to have any material impact on the Company’s financial statements.

3. Going Concern

These financial statements have been prepared on a going concern basis, which implies the Company will continue to realize it assets and discharge its liabilities in the normal course of business. During the period ended September 30, 2016, the Company has an accumulated deficit of $36,039.

The Company has not yet commenced its planned principal operations. The Company’s activities since inception have consisted primarily of raising capital through the sale of its commons shares of its stock and borrowings from two related parties. The Company is in the process of raising additional equity capital to support its operations.

The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations, and the attainment of profitable operations. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

4. Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has incurred a net operating loss of $36,039 which start to expire in 2036. The Company has adopted ASC 740, “Accounting for Income Taxes”, as of its inception. Pursuant to ASC 740, the Company is required to compute tax asset benefits for non-capital losses carried forward. The potential benefit of the net operating loss has not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the loss carried forward in future years.

Additionally, the future utilization of the net operating loss carryforward to offset future taxable income may be subject to an annual limitation as a result of ownership changes that could occur in the future. If necessary, the deferred tax assets will be reduced by any carryforward that expire prior to utilization as a result of such limitations, with a corresponding reduction of the valuation allowance.

Deferred tax assets for the year ended September 30, 2016 are:

Gross deferred tax assets:
Net operating loss carryforward	$12,253
Less: valuation allowance	(12,253)
Net deferred tax asset recorded	$–

F-8

5. Notes Payable - Related Parties

The largest shareholder loaned the Company $35,000 and $10,000 on July 12, 2016 and September 13, 2016. The two notes are payable on demand, with 30 days’ notice and bear no interest. As of September 30, 2016, the balance due is $45,000.

The president, who is a director of the company as well as a shareholder, advanced $755 and $500 to the Company on June 2, 2016 and June 16, 2016, respectively. The advances were converted to a note payable on June 16, 2016, in the amount of $1,255, which is payable on demand with 30 days’ notice and bear no interest. As of September 30, 2016, the balance due is $1,255.

6. Common Stock - Related Parties

The Company was incorporated under the laws of the State of Nevada on June 2, 2016. The Articles of Incorporation authorizes 75,000,000 shares of common stock, par value $0.001 per share.

On September 28, 2016, the Company issued 13,000,000 shares of common stock to four officers and directors and three individuals for cash, at par value of $0.001.

7. Other Related Party Transactions

The administrative office of the Company is located at 3933 Clayton Road West, Fort Worth, Texas, 76116, at offices provided by Kevin B. Williams, the Company's Chief Executive Officer. The Company plans to use this office space until it requires larger space.  The company’s fiscal year end is September 30. The Company has not been subject to any bankruptcy, receivership or similar proceeding.

8. Subsequent Events

The Company evaluated the subsequent events through December 5, 2016 and noted the following:

In October, 2016, the Company made loan repayments of $1,255 to the president.

In November, 2016, the Company sold 1,000,000 shares of its common stock for $0.01 per share, or a total of $10,000.

In November, 2016, a related party loaned an additional $2,050 to the Company, the amount borrowed is due on demand and non-interest bearing.

F-9

Wellspring Aerospace International, Inc.

Balance Sheets

(Unaudited)

	March 31, 2017	September 30, 2016

Assets
Current Assets
Cash	$1,398	$22,216
Prepaid expenses	–	1,000
Total Current Assets	1,398	23,216

Total Assets	$1,398	$23,216

Liabilities and Stockholders' Deficit

Current Liabilities
Notes payable - related parties	$95,500	$46,255
Total Current Liabilities	95,500	46,255

Total Liabilities	95,500	46,255

Stockholders' Deficit
Common stock, $0.001 par value, 75,000,000 shares authorized; 14,000,000 and 13,000,000 shares issued and outstanding	14,000	13,000
Additional paid-in capital	9,000	–
Accumulated deficit	(117,102)	(36,039)
Total Stockholders' Deficit	(94,102)	(23,039)

Total Liabilities and Stockholders' Deficit	$1,398	$23,216

(The accompanying notes are an integral part of the financial statements)

F-10

Wellspring Aerospace International, Inc.

Statements of Operations

(Unaudited)

	Three Months Ended March 31	Six Months Ended March 31,
	2017	2017
Operating Expenses
General and administrative expenses	$38,428	$81,063
Total Operating Expenses	38,428	81,063

Net loss	$(38,428)	$(81,063)

Net loss per common share - basic and diluted	$(0.00)	$(0.01)

Weighted average number of common shares outstanding during the period - basic and diluted	14,000,000	13,667,508

(The accompanying notes are an integral part of these financial statements)

F-11

Wellspring Aerospace International, Inc.

Statement of Cash Flows

(Unaudited)

For the Six Months Ended March 31, 2017

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(81,063)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
Prepaid expenses	1,000
Net Cash Used In Operating Activities	(80,063)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from notes payable - related parties	50,500
Payments on notes payable - related parties	(1,255)
Proceeds from issuance of common stock	10,000
Net Cash Provided By Financing Activities	59,245

Net Decrease in Cash	(20,818)

Cash - Beginning of Period	22,216

Cash - End of Period	$1,398

SUPPLEMENTARY CASH FLOW INFORMATION:
Cash Paid During the Period for:
Income Taxes	$–
Interest	$–

(The accompanying notes are an integral part of these financial statements)

F-12

Wellspring Aerospace International, Inc.

Notes to the Unaudited Financial Statements

March 31, 2017

Note 1. Nature of Operations

Wellspring Aerospace International, Inc. (“Wellspring” or “the Company”) was incorporated in the State of Nevada on June 2, 2016.

The Company intends to provide support for the engineering and development of aerospace products, logistics and supply chain management. The Company intends to provide a host of aerospace engineering services that range from the conceptual design to the FAA certification and manufacturing plans of new aircraft programs and aerospace ventures.

Note 2. Going Concern

These financial statements have been prepared on a going concern basis, which implies the Company will continue to realize it assets and discharge its liabilities in the normal course of business. During the period ended March 31, 2017, the Company has an accumulated deficit of $117,102.

The Company has not yet commenced its planned principal operations. The Company’s activities since inception have consisted primarily of raising capital through the sale of its commons shares of its stock and borrowings from two related parties. The Company is in the process of raising additional equity capital to support its operations.

The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations, and the attainment of profitable operations. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 3. Interim Financial Statements

The accompanying unaudited interim financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission (“SEC”), and should be read in conjunction with the audited financial statements and notes thereto contained elsewhere in this prospectus. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for interim periods are not necessarily indicative of results to be expected for the full year. Notes to the financial statements which would substantially duplicate the disclosure contained in the audited financial statements for the most recent fiscal year end September 30, 2016 have been omitted.

Note 4. Notes Payable - Related Parties

The largest shareholder loaned the Company $35,000 and $10,000 on July 12, 2016 and September 13, 2016. The two notes are payable on demand, with 30 days’ notice and bear no interest. The shareholder loaned $2,050 and $5,000 more on November 15, 2016 and March 6, 2017. The two notes are payable on demand, with 30 days’ notice and bear no interest. As of March 31, 2017, the balance due is $52,050.

The president, who is a director of the company as well as a shareholder, advanced $755 and $500 to the Company on June 2, 2016 and June 16, 2016, respectively. The advances were converted to a note payable on June 16, 2016, in the amount of $1,255, and was paid back on October 15, 2016. The president advanced $700 and $16,000 more to the Company on December 12, 2016 and December 16, 2016, respectively. The advances were converted to a note payable on December 16, 2016 in the amount of $16,700, which is payable on demand with 30 days’ notice and bear no interest. The president advanced $1,750 more to the Company on January 24, 2017. The advance was converted to a note payable on January 24, 2017 in the amount of $1,750, which is payable on demand with 30 days’ notice and bear no interest. As of March 31, 2017, the balance due is $18,450.

The second largest shareholder loaned the Company $12,500, $5,000, and $7,500 on January 23, 2017, January 30, 2017, and February 21, 2017. The three notes are payable on demand, with 30 days’ notice and bear no interest. As of March 31, 2017, the balance due is $25,000.

The administrative office of the Company is provided free by Kevin B. Williams, the Company's Chief Executive Officer.

Note 5. Stockholders’ Equity

The Company was incorporated under the laws of the State of Nevada on June 2, 2016. The Articles of Incorporation authorizes 75,000,000 shares of common stock, par value $0.001 per share.

On September 28, 2016, the Company issued 13,000,000 shares of common stock to four officers and directors and three individuals for cash, at par value of $0.001.

During the six months ended March 31, 2017, the Company issued 1,000,000 shares of common stock to forty-eight individuals for cash, at $0.01 per share.

F-13

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION OF SECURITIES ACT LIABILITIES

Our Bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making us responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or control persons pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

We are incorporated under the laws of the State of Nevada. Section 78.138 of the Nevada Revised Statutes (“NRS”) provides that neither a director nor an officer of a Nevada corporation can be held personally liable to the corporation, its stockholders or its creditors unless the director or officer committed both a breach of fiduciary duty and such breach was accompanied by intentional misconduct, fraud, or knowing violation of law. Nevada does not exclude breaches of the duty of loyalty or instances where the director has received an improper personal benefit.

A Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding, if he is not liable under NRS 78.138 (see above), acted in “good faith” and in a manner he reasonably believed to be in and not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. However, with respect to actions by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. A director or officer who is successful, on the merits or otherwise, in defense of any proceeding subject to the Nevada corporate statutes’ indemnification provisions must be indemnified by the corporation for reasonable expenses incurred in connection therewith, including attorneys’ fees.

The Company’s Bylaws provide that the corporation shall, to the maximum extent and in the manner permitted by the NRS, indemnify and hold harmless any and all persons whom it shall have power to indemnify under said provisions from and against any and all liabilities (including expenses) imposed upon or reasonably incurred by him or her in connection with any action, suit or other proceeding in which he or she may be involved or with which he or she may be threatened, or other matters referred to in or covered by said provisions both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer of the corporation. The Company’s Bylaws do not modify Nevada law in this respect.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

We have no liability insurance.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until a date, which is 90 days after the date of this Prospectus, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table indicates the expenses to be incurred in connection with the offering described in this registration statement, other than underwriting discounts and commissions, all of which will be paid by us. All amounts are estimated except the Securities and Exchange Commission registration fee.

SEC Fee	$50.00
Blue Sky Fees and Expenses	$2,000
Legal and Professional Fees	$75,000
Accounting and Auditing	$6,000
FINRA Filing Fee	$2,000
EDGAR Fees	$1,000
Transfer Agent Fees	$2,000
Misc. and Bank Charges	$12,950
TOTAL	$100,000

INDEMNIFICATION OF DIRECTORS AND OFFICERS

•	Article 5 of our Bylaws, filed as Exhibit 3.3 to this Registration Statement; and

•	Chapter 78 of the Nevada Revised Statutes.

Nevada Revised Statutes

Section 78.138 of the NRS provides for immunity of directors from monetary liability, except in certain enumerated circumstances, as follows:

“Except as otherwise provided in NRS 35.230, 90.660, 91.250, 452.200, 452.270, 668.045 and 694A.030, or unless the Articles of Incorporation or an amendment thereto, in each case filed on or after October 1, 2003, provide for greater individual liability, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that:

(a)	his act or failure to act constituted a breach of his fiduciary duties as a director or officer; and

(b)	his breach of those duties involved intentional misconduct, fraud or a knowing violation of law.”

Section 78.7502 of the NRS provides as follows:

1.	A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

(a)	is not liable pursuant to NRS 78.138; or

(b)	acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

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2.	A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

	(a)	is not liable pursuant to NRS 78.138; or

	(b)	acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

Our Bylaws

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making us responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

SEC Policy on Indemnification of directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the By-Laws of the Company, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES.

Set forth below is information regarding the issuance and sales of securities without registration since inception.

Common Share Issuances

Set forth below is information regarding shares of capital stock issued by us since inception, on June 2, 2016. Also included is the consideration received by us for such shares and information relating to the section of the Securities Act, or rule of the Securities and Exchange Commission, under which exemption from registration was claimed. All of these transactions involved shares of restricted common stock.

Kevin Williams - Purchased 1,170,000 shares for .001 per share = $1,170

Edward F. Eaton - Purchased 1,000,000 shares for .001 per share = $1,000

Robert D. Boland - Purchased 2,216,000 shares for.001 per share = $2,216

H. Clif Saylor - Purchased 6,254,000 shares for .001 per share = $6,254

All of these purchases were completed in September 2016, shortly after inception of the Company, and all of the purchasers were accredited investors.

In addition, in November 2016, the Company sold a total of 1,000,000 shares of its restricted common stock to 49 individual accredited investors at a purchase price of $.01 per share.

These sales and issuances were made in reliance upon Section 4(a)(2) of the Securities Act of 1933, as amended, and Regulation D, Rule 506 (d), and did not involve any underwriters, underwriting discounts or commissions, or any public offering. The persons and entities who received such securities have represented their intention to acquire these securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends are be affixed to all share certificates issued. All recipients have adequate access through their relationship with us to information about us.

All of the foregoing securities are deemed restricted securities for purposes of the Securities Act. All certificates representing the issued shares of capital stock described above included appropriate legends setting forth that the securities have not been registered and the applicable restrictions on transfer.

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EXHIBITS.

The following exhibits are included with this registration statement:

Exhibit
Number	Description

3.1**	Initial Articles of Incorporation -Filed June 2, 2016

3.2**	Bylaws

5.1	Legal Opinion of Michael J. Morrison, Chtd.

10.1**	Form of Escrow agreement

10.2*	Form of Subscription Agreement

23.1	Consent from auditors

23.2	Consent of Michael J. Morrison, Chtd. (incorporated in Exhibit 5.1)

______________

* To be filed by amendment

** Previously filed

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UNDERTAKINGS.

The registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.	That for the purpose of determining liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

4.	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and

(iv)	Any other communication that is an offer in the offering made by the registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ft. Worth, TX, on the 4th day of April, 2017.

WELLSPRING AEROSPACE INTERNATIONAL, INC.

By:	/s/ Kevin B. Williams
Kevin B. Williams Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

SIGNATURES	TITLE	DATE

/s/ Kevin B. Williams	Chief Executive Officer, Principal Financial Officer, Principal Accounting Officer, Treasurer, President and Director	April 4, 2017
Kevin B. Williams

/s/ Edward F. Eaton	Secretary and Director	April 4, 2017
Edward F. Eaton	and Director

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